                                                                       Exhibit 2



================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                      among

                              CANTEL MEDICAL CORP.,



                               CANOPY MERGER CORP.



                                       and

                              MINNTECH CORPORATION

                            Dated as of May 30, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   THE MERGER

Section 1.01      The Merger.................................................. 1
Section 1.02      Closing..................................................... 1
Section 1.03      Effective Time of the Merger................................ 1
Section 1.04      Effects of the Merger....................................... 2
Section 1.05      Directors and Officers...................................... 2

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01      Manner of Converting Shares................................. 2
Section 2.02      Exchange of Certificates.................................... 4

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01      Organization, Standing, Qualification....................... 8
Section 3.02      Capitalization.............................................. 9
Section 3.03      Authorization and Execution.................................10
Section 3.04      No Conflicts................................................10
Section 3.05      SEC Reports; Financial Statements; No Undisclosed
                  Liabilities.................................................10
Section 3.06      Registration Statement; Joint Proxy Statement...............11
Section 3.07      Absence of Certain Changes or Events........................12
Section 3.08      Tax Matters.................................................13
Section 3.09      Owned Property..............................................15
Section 3.10      Material Contracts..........................................15
Section 3.11      Intellectual Property.......................................16
Section 3.12      Litigation..................................................17
Section 3.13      Permits, Licenses, Authorizations; Compliance with Laws.....18
Section 3.14      No Brokers or Finders.......................................18
Section 3.15      Benefit Plans...............................................18
Section 3.16      Environmental Matters.......................................21
Section 3.17      Insurance...................................................23
Section 3.18      Company Products............................................23
Section 3.19      Anti-Fraud Statutes.........................................24
Section 3.20      Amendment to Rights Agreement...............................24
Section 3.21      Opinion of Financial Adviser................................24

Section 3.22      Voting Requirements.........................................24
Section 3.23      Distributors, Suppliers and Customers.......................24

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

Section 4.01      Organization, Standing, Qualification.......................25
Section 4.02      Capitalization..............................................25
Section 4.03      Authorization and Execution.................................26
Section 4.04      No Conflicts................................................26
Section 4.05      SEC Reports; Financial Statements; No Undisclosed
                  Liabilities.................................................27
Section 4.06      Registration Statement; Joint Proxy Statement...............28
Section 4.07      Absence of Certain Changes or Events........................28
Section 4.08      Tax Matters.................................................29
Section 4.09      Owned Property..............................................31
Section 4.10      Material Contracts..........................................31
Section 4.11      Intellectual Property.......................................32
Section 4.12      Litigation..................................................33
Section 4.13      Permits, Licenses, Authorizations; Compliance with Laws.....33
Section 4.14      No Brokers or Finders.......................................33
Section 4.15      Benefit Plans...............................................33
Section 4.16      Environmental Matters.......................................36
Section 4.17      Insurance...................................................37
Section 4.18      Buyer Products..............................................37
Section 4.19      Anti-Fraud Statutes.........................................38
Section 4.20      Opinion of Financial Adviser................................38
Section 4.21      Voting Requirements.........................................38
Section 4.22      Financing...................................................38
Section 4.23      Distributors, Suppliers and Customers.......................39

                                    ARTICLE V

            OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME

Section 5.01      Preservation of Business....................................39
Section 5.02      Ordinary Course.............................................39
Section 5.03      Negative Covenants of the Company...........................39
Section 5.04      Tax Covenant................................................41
Section 5.05      Third Party Consents........................................42

                                TABLE OF CONTENTS

                                   (continued)

                                                                            PAGE

                                   ARTICLE VI

               OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME

Section 6.01      Preservation of Business....................................42
Section 6.02      Ordinary Course.............................................42
Section 6.03      Negative Covenants of Buyer.................................42
Section 6.04      Tax Covenant................................................44
Section 6.05      Third Party Consents........................................44

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

Section 7.01      Shareholders' Meetings; Registration Statement and
                  Joint Proxy Statement.......................................44
Section 7.02      No Shopping.................................................46
Section 7.03      Access to Information.......................................47
Section 7.04      Amendment of the Company's Employee Plans...................47
Section 7.05      [Intentionally Omitted].....................................47
Section 7.06      Certain Resignations........................................47
Section 7.07      Confidentiality Agreements..................................48
Section 7.08      Employee Benefit Covenant...................................48
Section 7.09      Employee Matters............................................48
Section 7.10      Indemnification.............................................49
Section 7.11      Directors and Officers Liability Insurance..................49
Section 7.12      Management Agreements.......................................49
Section 7.13      Cooperation.................................................49
Section 7.14      Letters of the Company's Accountants........................50
Section 7.15      Letters of Buyer's Accountants..............................50
Section 7.16      Satisfaction of Conditions to the Merger; Notification......50
Section 7.17      Rule 145 Affiliates.........................................50
Section 7.18      Listing of Buyer Common Stock...............................51
Section 7.19      Section 16 Matters..........................................51
Section 7.20      Buyer Board of Directors....................................51
Section 7.21      Accounting Treatment........................................51
Section 7.22      Offices.....................................................51

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

Section 8.01      Conditions to Each Party's Obligation to Effect the Merger..51
Section 8.02      Conditions to the Obligations of Buyer and Buyer Subsidiary.52

Section 8.03      Conditions to Obligations of the Company....................53

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

Section 9.01      Termination.................................................54
Section 9.02      Procedure and Effect of Termination.........................55
Section 9.03      Termination Fee; Expenses...................................56

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.01     Termination of Representations and Warranties...............57
Section 10.02     Amendment and Modification..................................57
Section 10.03     Waiver of Compliance; Consents..............................57
Section 10.04     Expenses....................................................57
Section 10.05     Press Releases and Public Announcements.....................57
Section 10.06     Additional Agreements.......................................58
Section 10.07     Notices.....................................................58
Section 10.08     Assignment..................................................59
Section 10.09     Rules of Interpretation.....................................59
Section 10.10     Governing Law...............................................60
Section 10.11     Counterparts................................................60
Section 10.12     Headings; Internal References...............................60
Section 10.13     Entire Agreement............................................60
Section 10.14     Severability................................................60
Section 10.15     Equitable Remedies..........................................60
Section 10.16     Disclosure Schedules........................................60



Exhibits

Exhibit A.........Articles of Incorporation of Surviving Corporation
Exhibit A-1.......Bylaws of Surviving Corporation
Exhibit B.........Form of Rule 145 Letter
Exhibit C.........Form of Affiliate Letter Agreement

      AGREEMENT AND PLAN OF MERGER, dated as of May 30, 2001 (this "Agreement"), among Cantel Medical Corp., a Delaware corporation ("BUYER"), Canopy Merger Corp., a Minnesota corporation formed and wholly owned by Buyer ("BUYER SUBSIDIARY"), and Minntech Corporation., a Minnesota corporation (the "COMPANY" and, together with Buyer Subsidiary, sometimes hereinafter referred to as the "CONSTITUENT CORPORATIONS").

      WHEREAS, the respective Boards of Directors of the Company, Buyer and Buyer Subsidiary have determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger of Buyer Subsidiary with and into the Company (the "MERGER" ) and the other transactions contemplated by this Agreement; and

      WHEREAS, the Company and Buyer desire to make certain representations, warranties and agreements in connection with, and to prescribe various conditions to, the Merger.

      NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                   THE MERGER

      Section 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (defined in Section 1.03), Buyer Subsidiary shall be merged with and into the Company in accordance with the laws of the State of Minnesota. The Company shall be the surviving corporation in the Merger. The effects and the consequences of the Merger shall be as set forth in
Section 1.04. Throughout this Agreement, the term "SURVIVING CORPORATION" shall refer to the Company in its capacity as the surviving corporation in the Merger.

      Section 1.02 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 A.M. (Eastern Time), on the business day following the date on which the last of the closing conditions set forth in Article VIII have been met or waived in accordance with this Agreement (other than those that by their terms cannot be satisfied until the time of the Closing), or on such other date or at such other time as is agreed to in writing by the parties (the date of the Closing is referred to as the "CLOSING DATE"). The Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, or at such other location as is agreed to in writing by the parties.

      Section 1.03 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger shall be duly prepared, executed and acknowledged by an appropriate officer of each of the Constituent Corporations (the "ARTICLES OF MERGER") and, as soon as practicable on the Closing Date (or on such other date as is agreed to in writing by the parties) following the Closing, shall be filed with the Secretary of State of the State of Minnesota, as provided by the Minnesota Business Corporation Act (the "MBCA"). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with Section 302A.615 of the MBCA or at such time thereafter as is agreed by the parties and provided in the Articles of Merger (the date and time the Merger becomes effective is referred to as the "EFFECTIVE TIME").

      Section 1.04 EFFECTS OF THE MERGER. At the Effective Time:

      (a) Buyer Subsidiary shall be merged with and into the Company, the separate corporate existence of Buyer Subsidiary shall cease, and the Company shall be the Surviving Corporation;

      (b) the Articles of Incorporation and the Bylaws of the Company shall be amended as of the Effective Time to read in their entirety as set forth on Exhibit A and Exhibit A-1, respectively, and as so amended shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law or by the Articles of Incorporation or the Bylaws of the Surviving Corporation; and

      (c) the Merger shall have all the effects of applicable law, including as provided in Section 302A.641 of the MBCA.

      Section 1.05 DIRECTORS AND OFFICERS. As of the Effective Time, the directors of Buyer Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earlier of the resignation or removal of such person or until his or her successor is duly elected or appointed and qualified, as the case may be.


                                  ARTICLE II.

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

      Section 2.01 MANNER OF CONVERTING SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, the shares of capital stock of the Constituent Corporations shall be converted or cancelled as follows:

      (a) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $0.05 per share, of the Company ("COMPANY COMMON STOCK") that is owned by any Subsidiary (defined in Section 3.01) of the Company or that is owned by Buyer or its Subsidiaries shall be canceled and cease to exist, and no stock or other consideration shall be delivered in exchange therefor.

      (b) CONVERSION OF BUYER SUBSIDIARY'S COMMON STOCK. Each share of common stock, par value $0.01 per share, of Buyer Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

      (c) CONVERSION OF THE COMPANY COMMON STOCK. Subject to the other provisions of this Section 2.01, each share of Company Common Stock, other than Dissenting Shares (defined in Section 2.01(e)) and shares canceled pursuant to
Section 2.01(a), issued and outstanding immediately prior to the Effective Time (collectively, the "OUTSTANDING SHARES") shall be converted into the right to receive from Buyer (i) $6.25 in cash, without interest (the "CASH CONSIDERATION"), and (ii) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.10 per share, of Buyer ("BUYER COMMON STOCK"), equal to the Exchange Ratio (the "STOCK Consideration") (the Cash Consideration and the Stock Consideration are referred to, together, as the "MERGER CONSIDERATION"), prorated for fractional shares of Company Common Stock.

            The "EXCHANGE RATIO" shall be equal to the quotient (rounded to four decimal places) of (x) $4.25 divided by (y) the Average Buyer Closing Price; PROVIDED, HOWEVER, that the Exchange Ratio shall not be less than .1471 nor greater than .2833. The "AVERAGE BUYER CLOSING PRICE" shall be equal to the average per share closing sales price of Buyer Common Stock (rounded to four decimal places), as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), over the seven consecutive trading day period ending on the trading day (the "DETERMINATION DATE") immediately preceding the fifth trading day prior to the date of the Company Shareholders Meeting (defined in Section 7.01 (a)). Computations to be rounded to four decimal points shall be rounded up to the next highest ten thousandth if the computation initially shall be exactly halfway between the next lowest and the next highest ten thousandth.

      (d) ANTI-DILUTION PROVISIONS. In the event that Buyer changes (or establishes a record date for changing) the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Buyer Common Stock and the record date therefor or the effective time thereof shall be prior to the Effective Time, the Exchange Ratio shall be adjusted appropriately. If, between the date of this Agreement and the Effective Time, Buyer shall merge or consolidate with or into any other corporation and the terms of that transaction shall provide that Buyer Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Buyer Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Buyer Common Stock issuable to that shareholder as provided in this Agreement, the same kind and amount of securities or assets as shall be distributable upon that merger or consolidation with respect to one share of Buyer Common Stock. Nothing stated herein shall permit Buyer to take any action that is not permitted under Section 6.03 hereof without the written consent of the Company.

      (e) DISSENTING SHARES. Each outstanding share of the Company Common Stock the holder or beneficial owner of which has perfected such holder or beneficial owner's right to dissent under Sections 302A.471 and 302A.473 of the MBCA, and has not effectively withdrawn or lost that right as of the Effective Time (the "DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to those rights as are granted by the MBCA. If, after the Effective Time, a holder or beneficial owner of Dissenting Shares fails to perfect, withdraws or loses its right to dissent, such

Dissenting Shares shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration as provided in Section 2.01, without interest thereon, upon surrender of the certificates representing the shares of Company Common Stock (the "COMPANY CERTIFICATES") previously constituting Dissenting Shares in accordance with Section 2.02 of this Agreement. The Company shall give Buyer (i) prompt notice upon receipt by the Company of any notice of intent to demand payment of the fair value of any shares of Company Common Stock and of withdrawals of any of those notices of intent and any other instruments provided pursuant to the MBCA and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters' rights under the MBCA. The Company shall not voluntarily make any payment with respect to any exercise of dissenters' rights and shall not, except with the prior written consent of Buyer, settle or offer to settle any demands for fair value of Dissenting Shares under Section 302A.471 or 302A.473 of the MBCA. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

      Section 2.02 EXCHANGE OF CERTIFICATES.

      (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, Buyer and the Surviving Corporation jointly and severally agree to deposit with a bank or trust company appointed by Buyer (and reasonably acceptable to the Company) (the "EXCHANGE AGENT") an amount of cash and certificates representing the shares of Buyer Common Stock required to effect the conversion of Outstanding Shares and the Dissenting Shares (presuming that they will lose the right to dissent) into cash and Buyer Common Stock in accordance with Section 2.01. Buyer and the Surviving Corporation jointly and severally agree promptly to deposit with the Exchange Agent additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for fractional shares or Dissenting Shares and to effect the conversion of the Outstanding Shares, which payments shall be made by the Exchange Agent. The cash and Buyer Common Stock deposited with the Exchange Agent pursuant to this
Section 2.02(a) may not be used for any other purpose, except as provided in this Agreement. All cash deposited with the Exchange Agent pursuant to this
Section 2.02(a) shall be invested in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $50,000,000 ("PERMITTED INVESTMENTS"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payments to persons entitled thereto pursuant to this Section 2.02. Any net profit resulting from, or interest or income produced by, such investments shall be distributed to Buyer by the Exchange Agent upon Buyer's request.

      (b) EXCHANGE AND PAYMENT PROCEDURES. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to another agent or agents as may be appointed by Buyer for that purpose, together with a letter of transmittal, duly executed, the holder of the Company Certificate (other than a Company Certificate representing Dissenting Shares) shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Buyer Common Stock ("BUYER SHARES") into which the shares of the Company Common Stock previously represented by the Company Certificate are converted in accordance with Section 2.01 and, if applicable, after giving effect to the Adjustment Amount (defined in Section 9.01(f)), (y) cash to which that holder is entitled in accordance with Section 2.01 (subject to Section 2.02(e)) and, if applicable, after giving effect to the Adjustment Amount and (z) any cash in lieu of fractional Buyer Shares which that holder has the right to receive pursuant to Section 2.02(e) (the shares of Buyer Common Stock and cash described in clauses (x), (y) and (z) above being referred to collectively as the "AGGREGATE CONSIDERATION"). In the event the Aggregate Consideration is to be delivered to any person who is not the person in whose name the Company Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Aggregate Consideration may be delivered to a transferee if the Company Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect that transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Company Certificate (other than a Company Certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.01(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Aggregate Consideration contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable to holders of the Company Certificates pursuant to provisions of this Article II.

      (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or paid after the Effective Time with respect to Buyer Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the Buyer Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole Buyer Shares issued in exchange therefor (or the person who would be the record holder of the certificates representing fractional Buyer Shares if fractional Buyer Shares were issued in exchange therefor), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Buyer Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Buyer Shares.

      (d) NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. (i) After the Effective Time, there shall be no further registration or transfers of shares of Company Common Stock.

               (ii) The payment of the Aggregate Consideration to be made to holders of Company Certificates upon conversion of shares of the Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to those shares of the Company Common Stock.

               (iii) If, after the Effective Time, Company Certificates are presented to Buyer for any reason, they shall be canceled and exchanged as provided in this Article II.

      (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of the Company Certificates, and those fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer.

               (ii) To the extent a holder of the Company Common Stock would otherwise have been entitled to receive a fractional share of Buyer Common Stock, that holder shall be entitled to receive in lieu thereof a payment in cash, without interest, in an amount equal to (x) such fraction multiplied by
(y) the average of the per share closing price of Buyer Common Stock on NASDAQ over the seven consecutive trading day period ending on the trading day immediately prior to the Closing Date. The fractional shares of Buyer Common Stock shall be aggregated and no holder of Company Common Stock shall be entitled to receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Buyer Common Stock as calculated above.

      (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Buyer Shares deposited with the Exchange Agent pursuant to Section 2.02(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.02 shall be returned by the Exchange Agent to Buyer, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Company Certificates and Dissenting Shares and unclaimed at the end of one year from the Effective Time shall be returned to Buyer, after which time any holder of unsurrendered Company Certificates shall look, as a general creditor only, to Buyer for payment of those funds to which the holder may be due, subject to applicable law. Notwithstanding anything herein stated, Buyer and the Surviving Corporation shall continue to be liable, after the expiration of the one-year period, for any payments required to be made under Section 302A.473 of the MBCA and Section 2.01(e) hereof.

      (g) WITHHOLDING RIGHTS. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of the Company Common Stock (or to any person pursuant to Section 2.02(i)) those amounts as it is required to deduct and withhold with respect to the making of that payment under the Internal Revenue Code of 1986 (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of the Company Common Stock (or to any person pursuant to Section 2.02(i)) in respect of which the deduction and withholding was made by Buyer.

      (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to have been lost, stolen or destroyed, the amount to which such person would have been entitled under Section 2.02 but for failure to deliver such certificate or certificates to the Exchange Agent shall nevertheless be paid to such person; provided, however, that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving

Corporation or Buyer with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

      (i) STOCK PLANS OF THE COMPANY. (1) As soon as practicable following the date of this Agreement, the Company Board of Directors (or, if appropriate, a committee administering the Company Option Plans (the "COMMITTEE") shall (A) use its reasonable best efforts, by adopting such resolutions or taking such other actions (if any) as may be required, to provide that each unexpired and unexercised option to purchase Company Common Stock (each, a "COMPANY STOCK OPTION") granted under the Company's stock option plans (collectively, the "COMPANY OPTION PLANS", and each, a "COMPANY OPTION PLAN"), but excluding the Pre-1996 Options and ESPP Options (each defined below), outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive (or shall be canceled in exchange for payment of) an amount of cash equal to (x) the excess, if any, of (1) the Cash Consideration plus the fair market value (as determined in good faith by the applicable Committee) of the Stock Consideration to be received per share by the shareholders of the Company at the Effective Time over (2) the exercise price per share of the Company Common Stock subject to such Company Stock Option, multiplied by (y) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised (and, if there is no excess with respect to a Company Stock Option, no cash will be paid with respect to that Company Stock Option); and (B) make such other changes to the Company Option Plans as the Company and Buyer may agree are appropriate to give effect to the Merger. Buyer understands and agrees that the applicable Committee may conclude that the fair market value of the Stock Consideration (for purposes of clause (x)(1) herein) is equal to the product of the Exchange Ratio and the Average Buyer Closing Price.

               (2) Effective immediately prior to the Effective Time, each Company Stock Option (each, an "ESPP OPTION") granted under the Company 1990 Employee Stock Purchase Plan, as amended and restated (the "COMPANY STOCK PURCHASE PLAN"), that is then outstanding shall be treated as set forth in the amendment to the Company Stock Purchase Plan adopted on May 30, 2001. Each Company Stock Option that was granted on or prior to September 26, 1996 under the original Company 1989 Stock Plan is referred to in this Agreement as a "PRE-1996 OPTION". Pre-1996 Options held immediately prior to the Effective Time by persons who provide Consents (defined in Section 7.08) to the Company will be entitled to payment of an amount of cash, for each share of Company Common Stock subject to a Pre-1996 Option then held by such person, equal to the greater of
(x) the excess of the amount set forth in (x)(1) of Section 2.02(i)(1) (for which purpose the fair value of the Stock Consideration shall be deemed to be equal to the product of the Exchange Ratio and the Average Buyer Closing Price) over the exercise price per share of Company Common Stock subject to such Pre-1996 Option, or (y) $0.02, and the Consents shall so provide, and will otherwise be treated as provided in the Consents, and the Company shall use its reasonable best efforts to obtain the Consents, including taking all action required by Section 7.08.

               (3) All amounts payable pursuant to this Section 2.02(i) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom, and shall be paid as soon as practicable following the Effective Time (but in no event later than five business days thereafter), without interest.

               (4) The Company shall use its reasonable best efforts to take all actions determined to be necessary to effectuate the provisions of this Section 2.02(i). Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, the Committee) shall use its reasonable best efforts, by taking or causing to be taken such actions as are required, to cause (i) the cancellation of all Company Stock Options (including any reload options) effective as of the Effective Time, (ii) the Company Option Plans to terminate as of the Effective Time, and (iii) the provisions in any other Company Employee Plan providing for the issuance, ownership, transfer or grant of any capital stock of the Company, or any interest in respect of any capital stock of the Company, on or following the Effective Time to be deleted as of the Effective Time. The Committee shall take or cause to be taken such actions as are required by Section 12(g) of the Company 1989 Stock Plan, as amended, and Section 13 of the Company 1998 Stock Option Plan, as amended.

      (j) NO LIABILITY. No party to this Agreement shall be liable to any holder of shares of the Company Common Stock for payment of the Merger Consideration (or dividends or distributions relating thereto) delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

      (k) SHARES HELD BY COMPANY AFFILIATES. Anything to the contrary in this Agreement notwithstanding, no shares of Buyer Common Stock (or certificates for such shares) shall be issued in exchange for any Company Certificate to any person who is expected to be an "affiliate" of the Company at the Effective Time (identified pursuant to Section 7.17) until such person shall have delivered to Buyer a duly executed letter agreement as contemplated by Section 7.17. Such person shall be subject to the restrictions described in such letter agreement, and such shares (or certificates for such shares) shall bear a legend describing such restrictions.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as otherwise set forth in the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") or as otherwise described in the Company SEC Reports (defined in Section 3.05(a) below) filed before the date of this Agreement, the Company represents and warrants to Buyer and Buyer Subsidiary as follows:

      Section 3.01 ORGANIZATION, STANDING, QUALIFICATION. Each of the Company's Subsidiaries is listed in the Company Disclosure Schedule under the heading "Subsidiaries." Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Company Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (defined below). "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Company, Buyer or the Surviving Corporation, as applicable, a material adverse effect upon the business, operations, properties, or financial condition of that party and its Subsidiaries taken as a whole, or on that party's ability to consummate the Merger (other than any such effect resulting from (a) any change, event, occurrence, or condition generally applicable to the industry in which the party and its Subsidiaries operate, (b) general economic or market conditions, or (c) the public announcement of this Agreement). A Material Adverse Effect on the Company, the Buyer or the Surviving Corporation is referred to as a "COMPANY MATERIAL ADVERSE EFFECT," a "BUYER MATERIAL ADVERSE EFFECT" or a "SURVIVING CORPORATION MATERIAL ADVERSE EFFECT," as applicable. The copies of the charter and bylaws (or similar organizational documents) of the Company and each of its Subsidiaries provided to Buyer are complete and correct as of the date of this Agreement. A "SUBSIDIARY" means, with respect to any corporation or other entity, any corporation or other entity in which the first entity owns, directly or indirectly, fifty percent or more of the securities or other ownership interests having by their terms ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions.

      Section 3.02 CAPITALIZATION. The authorized capital stock of the Company consists of twenty million (20,000,000) shares of Company Common Stock, of which, as of the date of this Agreement, 6,679,287 shares are issued and outstanding, and five million (5,000,000) shares of Preferred Stock, no par value, of which 200,000 shares have been designated as Series A Junior Participating Preferred Stock ("SERIES A PREFERRED STOCK"), none of which, as of the date of this Agreement, is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which the Company or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for (a) options to purchase up to 1,961,641 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Company Disclosure Schedule, (b) the Rights Agreement dated as of July 1, 1999 between the Company and Norwest Bank Minnesota, N.A., now known as Wells Fargo Bank Minnesota, N.A. (the "RIGHTS AGREEMENT"), under which each outstanding share of Company Common Stock has attached to it certain rights (the "RIGHTS"), including rights under certain circumstances to purchase a fraction of a share of Series A Preferred Stock at $65 per right or Company Common Stock at one-half of its market price, subject to adjustment, and (c) rights to the issuance of not more than 18,517 shares of Company Common Stock (as of the date hereof) under the Company Stock Purchase Plan. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Company Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which the Company or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Company Disclosure Schedule).

      Section 3.03 AUTHORIZATION AND EXECUTION. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Company Common Stock at the Company Shareholders Meeting, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the approval of its shareholders and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties of Buyer and Buyer Subsidiary set forth in Article IV, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

      Section 3.04 NO CONFLICTS. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (b) except for the filing of the Joint Proxy Statement (defined in Section 7.01(b)), compliance with the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of the Company or any of its Subsidiaries under, any Company Material Contract (defined in Section 3.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

      Section 3.05 SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED
LIABILITIES.

      (a) The Company has made available to Buyer, in the form filed with the Securities and Exchange Commission (the "SEC"), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the

SEC from January 1, 1998 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings, other than the Joint Proxy Statement, are collectively called the "COMPANY SEC REPORTS" and each is individually called a "COMPANY SEC REPORT"). No Company SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Company SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act of 1933 (the "SECURITIES ACT"), the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed before the date of this Agreement that has been superseded by a subsequent Company SEC Report filed before the date of this Agreement. From January 1, 1998 to the date of this Agreement, the Company has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

      (b) The consolidated financial statements contained in the Company SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries for the periods indicated and are consistent with the books and records of the Company and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

      (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Company SEC Reports (the "COMPANY BALANCE SHEET"), neither the Company nor any of its Subsidiaries had, as of the date of such Company Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of the Company prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Company Balance Sheet to the date of this Agreement, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Company Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

      Section 3.06 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The Joint Proxy Statement (defined in Section 7.01(b)) will comply as to form in all material respects with the requirements of the Exchange Act applicable to the Company. None of the information supplied by the

Company for inclusion or incorporation by reference in the Registration Statement (defined in Section 7.01(b)) or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC and, after giving effect to all supplements and amendments thereto (if any), at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to shareholders of the Company and Buyer and, after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the Company Balance Sheet to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither the Company nor any of its Subsidiaries has:

      (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

      (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

      (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of the Company's Subsidiaries to the Company or another of the Company's Subsidiaries;

      (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of options granted on or before the date of the Company Balance Sheet;

      (e) purchased any business, purchased any stock of any corporation other than the Company, or merged or consolidated with any person;

      (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to the Company and its Subsidiaries, taken as a whole;

      (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (i) borrowing incurred for working capital purposes under the Company's existing revolving credit facility and (ii) intercompany indebtedness;

      (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

      (i) except for this Agreement, entered into any commitment to do any of the foregoing;

      (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Company Material Adverse Effect;

      (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of the Company or its Subsidiaries ("COMPANY EMPLOYEE");

      (l) increased the compensation or benefits of any officer or director of the Company or any of its Subsidiaries, other than consistent with past practice; or

      (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Company Employee, except in the ordinary course of business consistent with past practice.

      Section 3.08 TAX MATTERS.

      (a) The Company and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, personal property, unclaimed property, real property, excise, sales, use, license, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise (collectively, "TAXES"). "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All such Tax Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes shown on such Tax Returns to the extent such Taxes have become due.

      (b) There is no material dispute or claim concerning the Tax liability of any of the Company or its Subsidiaries claimed or raised by any authority in writing. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

      (c) The Company and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

      (d) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was the Company.

      (e) Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

      (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

      (g) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between the Company and its Subsidiaries.

      (h) The Company has delivered or made available to the Buyer true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to the Company and each of its Subsidiaries.

      (i) There is no contract, agreement, plan, or arrangement covering any Company Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

      (j) No written claims that, in the aggregate, could reasonably be expected to have a material effect have been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

      (k) Neither the Company nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

      (l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

      (m) Neither the Company nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

      Section 3.09 OWNED PROPERTY. The Company Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of its Subsidiaries. One or more of the Company and its Subsidiaries has good and valid title to all such real property, free and clear of all mortgages, liens, security interests, charges, and encumbrances, except (a) liens for Taxes, assessments, and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (b) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's, or other similar liens securing obligations that are not due and payable, that are due but not delinquent, or that are being contested in good faith and in respect of adequate reserves have been established, (c) mortgages, liens, security interests, charges, and encumbrances evidenced by any lease, contract, or agreement that is described in the Company Disclosure Schedule or in the Company SEC Reports filed before the date of this Agreement or the non-disclosure of which therein does not constitute a misrepresentation under Section 3.10(e), (d) imperfections of title and liens, charges, and encumbrances that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (e) in the case of any real property subject to a title commitment described in the Company Disclosure Schedule, imperfections of title and mortgages, liens, security interests, charges, and encumbrances that are shown on such title commitment or are otherwise of record. The Company and its Subsidiaries have sufficient title to, or the right to use, all of their other tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Company Material Adverse Effect.

      Section 3.10 MATERIAL CONTRACTS. Neither the Company nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

      (a) employment, severance or non-competition agreements with Company Employees;

      (b) operating lease, whether as lessor or lessee, with respect to any real property;

      (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

      (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

      (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of the Company or any of its

Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

      (f) contract restricting the Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

      (g) plan of reorganization;

      (h) partnership or joint venture agreement;

      (i) collective bargaining agreement or agreement with any labor union or association representing the Company Employees;

      (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business, except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations of the Company remaining;

      (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

      (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

      All of the foregoing are collectively called "COMPANY MATERIAL CONTRACTS." To the extent Company Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to Buyer. To the extent Company Material Contracts are not evidenced by documents, written summaries have been delivered or made available to Buyer. Each Company Material Contract is in full force and effect, unless the failure of any Company Material Contracts to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any of the Company Material Contracts, except for breaches or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      Section 3.11 INTELLECTUAL PROPERTY. The Company Disclosure Schedule contains a complete and correct list of all Company Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or registered copyrights, and all applications for any of the foregoing. The Company is the sole and exclusive owner of, or otherwise has a valid license or right to use, all the Company Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.09(a), except to the extent that such inability to use such Company Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation of the Company's properties and assets, and the Company has the right to use all of the Company Proprietary Rights in all jurisdictions in which the Company conducts its business except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. There is, to the knowledge of the Company, no material existing infringement, misuse, or misappropriation of any Company Proprietary Rights by others. To the knowledge of the Company, the Company has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Company knows the Company proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, since January 1, 1998, the Company has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Company Proprietary Rights.

      "COMPANY PROPRIETARY RIGHTS" means all Proprietary Rights owned, licensed or otherwise used by the Company in the operation of its business.

      "PROPRIETARY RIGHTS" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, know-how, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (f) of this paragraph (in whatever form or medium), and (h) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through
(f) of this paragraph.

      Section 3.12 LITIGATION. The Company Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against the Company or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

      Section 3.13 PERMITS, LICENSES, AUTHORIZATIONS; COMPLIANCE WITH LAWS. Except with respect to Company Products (defined in Section 3.18(a), which are subject to the representations set forth in Section 3.18), each of the Company and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither the Company nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to the Company or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 3.08) or, to the knowledge of the Company, threatened, and (ii) to the knowledge of the Company, no governmental authority has indicated an intention to conduct any such investigation or review.

      Section 3.14 NO BROKERS OR FINDERS. Except for U.S. Bancorp Piper Jaffray Inc., the Company has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby. The Surviving Corporation shall be liable for all obligations of the Company under its engagement letter with U.S. Bancorp Piper Jaffray Inc.

      Section 3.15 BENEFIT PLANS

      (a) Each employee pension benefit plan ("PENSION PLAN"), as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employee welfare benefit plan ("WELFARE PLAN"), as defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment, or arrangement funded or unfunded, written or oral ("BENEFIT PLAN"), which is currently maintained by the Company or any of its ERISA Affiliates (defined in Section 3.15(o) below) or to which the Company or any of its ERISA Affiliates currently contributes, or is under any current obligation to contribute, or under which the Company or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "COMPANY EMPLOYEE PLANS" and each, individually, a "COMPANY EMPLOYEE PLAN"), and each management, employment, severance, consulting, non-compete or similar agreement or contract between the Company or any of its Subsidiaries and any Company Employee pursuant to which the Company or any of its Subsidiaries has or may have any liability, contingent or otherwise ("COMPANY EMPLOYEE AGREEMENT"), is listed in the Company Disclosure Schedule. True and complete copies have been delivered or made available to Buyer of (i) all documents embodying or relating to each Company Employee Plan and each Company Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each

Company Employee Plan; (iii) a statement of alternative form of compliance pursuant to U.S. Department of Labor ("DOL") Regulation ss.2520.104-23, if any, filed for each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any, for each Company Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; and (vii) the most recent annual reports (Series 5500 and all schedules thereto) filed for plan years 1998 and 1999, if any, as required under ERISA in connection with each Company Employee Plan or related trust. None of the Company, nor any of its Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan, to enter into any Company Employee Agreement or to modify or to terminate any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Company Employees.

      (b) The Company and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Company Employee Plans, ERISA, the Code, or other applicable laws.

      (c) Each Company Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Employee Plan is so qualified and that each trust forming a part of any such Company Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption.

      (d) Each Company Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Company Employee Plan have been timely filed, other than filings that are inconsequential.

      (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its ERISA Affiliates or, to the knowledge of the Company, any plan fiduciary by the IRS, the DOL, the Pension Benefit Guaranty Corporation ("PBGC"), or any participant or beneficiary with respect to any Company Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Company Employee Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code. Neither the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan maintained by the Company or its Subsidiaries has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Company Employee Plan.

      (f) Each Company Employee Plan can be amended, terminated or otherwise discontinued without liability to the Company, any of its Subsidiaries or any of its ERISA Affiliates.

      (g) No liability under any Company Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

      (h) Neither the Company nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

      (i) None of the Company, nor any of its Subsidiaries or ERISA Affiliates
(i) maintains or contributes to any Company Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

      (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Buyer to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

      (k) There is no commitment covering any Company Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to Section 162(m) of the Code.

      (l) The Company and each of its Subsidiaries (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

      (m) No work stoppage or labor strike against the Company or any of its Subsidiaries by Company Employees is pending or threatened. Neither the Company nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Company Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) is engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is presently, nor has been in the past six years, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no such agreement or contract is currently being negotiated by the Company or any of its affiliates. No Company Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of the Company, no activities the purpose of which is to achieve such representation of all or some of such Company Employees are threatened or ongoing.

      (n) Neither the Company nor any of its ERISA Affiliates has any liability with respect to any plan, program, or arrangement maintained or contributed to by any ERISA Affiliate that would be a Company Employee Plan if it were maintained by the Company.

      (o) For purposes of this Agreement, "ERISA AFFILIATE" means, with respect to the Company and its Subsidiaries or Buyer and it Subsidiaries, as applicable, each trade, business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Section 4001(a)(14) of ERISA.

      Section 3.16 ENVIRONMENTAL MATTERS.

      (a) For purposes of Sections 3.16 and 4.16:

                  (i) "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1201 et seq., the Clean Water Act, 33 U.S.C.ss. 1321 et seq., the Clean Air Act, 42 U.S.C.ss. 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 641 et seq., and any other federal, state, local, or other governmental statute, regulation, law, published and legally binding guidance document, ordinance, common law cause of action, judicial or administrative decision, order or decree relating to Environmental Matters;

                  (ii) "ENVIRONMENTAL MATTER" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, health or safety of employees or any matter arising out of, relating to, or resulting from emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and

                  (iii) "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, hazardous or extremely hazardous substance, or waste, solid waste, asbestos and asbestos-containing material, polychlorinated biphenyls (PCBs) and PCB-containing equipment, petroleum or any fraction thereof, or any other chemical, substance, or material listed or identified in or regulated by any Environmental Law.

      (b) The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

      (c) There are no written claims or notices (including notices that the Company or any of its Subsidiaries--or any person whose liability has been retained or assumed contractually by the Company or any of its Subsidiaries--is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened, that are based on or related to any Environmental Matters relating to the Company or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

      (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by the Company or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any real property formerly owned, leased or operated by the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries).

      (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, no site at or to which the Company or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list, or any comparable state list of properties to be investigated and/or remediated.

      (f) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

      (g) The Company has delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to the Company or its Subsidiaries.

      Section 3.17 INSURANCE. The Company Disclosure Schedule contains a list of all insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither the Company nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries.

      Section 3.18 COMPANY PRODUCTS.

      (a) Since January 1, 1991, there have been no written notices, citations, or decisions by any governmental authority that any product produced, manufactured, or marketed at any time by the Company or its Subsidiaries (collectively, the "COMPANY PRODUCTS") is defective or fails to meet any applicable standards promulgated by such governmental authority. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the laws, regulations, policies, procedures, and specifications applicable to them with respect to the design, manufacture, labeling, testing, and inspection of the Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the Food and Drug Administration (the "FDA") or any other governmental authority that has jurisdiction over the design, manufacture, labeling, testing, and inspection of the Company Products and the operation of manufacturing facilities in the United States, and have complied with the laws, regulations, policies, procedures, and specifications applicable to the Company and its Subsidiaries in any jurisdiction outside the United States with respect to the design, manufacture, labeling, testing, and inspection of the Company Products and the operation of manufacturing facilities outside of the United States. Since January 1, 1991, there have been no recalls, field notifications, or seizures ordered or, to the knowledge of the Company, threatened by any governmental authority with respect to any of the Company Products, and the Company has not independently engaged in such recalls or field notifications. The Company has not received any warning letter or Section 305 notice from the FDA.

      (b) The Company or one of its Subsidiaries has obtained, in all countries where the Company or any of its Subsidiaries is marketing or has marketed Company Products, all applicable permits, licenses, orders, authorizations, notifications and approvals required to be obtained by it by governmental authorities (including the FDA) in such countries regulating the safety, effectiveness, and market clearance of the Company Products that are currently marketed by the Company or its Subsidiaries, except where the failure to obtain such permits, licenses, orders, authorizations, notifications or approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth a list of all of the Company's and its Subsidiaries' licenses, registrations, approvals, permits, and device listings regarding the Company Products. The Company Disclosure Schedule sets forth a description of all Company inspections by regulatory authorities, recalls, product actions, and audits from January 1, 1998 to the date of this Agreement, and a description of any ongoing clinical studies.

      Section 3.19 ANTI-FRAUD STATUTES. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its sales employees or representatives, has engaged knowingly and willfully in any activities that are prohibited under federal Medicare and Medicaid statutes, including 42 U.S.C. ss.ss. 1320a-7b and 1395nn, or equivalent state statutes or regulations, including knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, in cash or in kind, or offering to pay such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

      Section 3.20 AMENDMENT TO RIGHTS AGREEMENT. The Board of Directors of the Company has amended the Rights Agreement to provide that (a) neither Buyer nor Buyer Subsidiary will become an "Acquiring Person" (as defined in the Rights Agreement) as a result of the execution of this Agreement or the consummation of the Merger, (b) no "Shares Acquisition Date", "Distribution Date", "Section 11(a)(ii) Event" or "Section 13 Event" (as such terms are defined in the Rights Agreement) will occur as a result of the consummation of the Merger, and (c) all outstanding Rights issued and outstanding under the Rights Agreement will expire immediately before the Effective Time.

      Section 3.21 OPINION OF FINANCIAL ADVISER. The Company's Board of Directors has received the opinion of U.S. Bancorp Piper Jaffray Inc. to the effect that, as of the date of this Agreement, the consideration to be received by the Company's shareholders in the Merger is fair to such shareholders from a financial point of view.

      Section 3.22 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock, voting as a single class at the Company Shareholders Meeting to approve this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

      Section 3.23 DISTRIBUTORS, SUPPLIERS AND CUSTOMERS. To the Company's knowledge, the relationships of the Company with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Company that supplied more than $50,000 of products to the Company during the year ended March 31, 2000 or is reasonably expected to supply more than $50,000 of products to the Company during the year ended March 31, 2001, or (ii) distributor or other customer who accounted for more than $50,000 of the Company's sales of Company Products or services during the year ended March 31, 2000, or is reasonably expected to account for more than $50,000 of such sales during the year ending March 31, 2001, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company.


                                  ARTICLE IV.

          REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

      Except as otherwise set forth in the disclosure schedule delivered by Buyer to the Company concurrently with the execution and delivery of this Agreement (the "BUYER DISCLOSURE SCHEDULE") or as otherwise described in the Buyer SEC Reports (defined in Section 4.05(a)) filed before the date of this Agreement, Buyer and Buyer Subsidiary represent and warrant to the Company as follows:

      Section 4.01 ORGANIZATION, STANDING, QUALIFICATION. Each of Buyer's Subsidiaries is listed in the Buyer Disclosure Schedule under the heading "Subsidiaries." Buyer and each of its Subsidiaries (including Buyer Subsidiary) is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Buyer Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Buyer and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. The copies of the charter and bylaws (or similar organizational documents) of Buyer and each of its Subsidiaries provided to the Company are complete and correct as of the date of this Agreement. Buyer Subsidiary is newly formed and wholly owned by Buyer, has no employees and no material assets or liabilities, and has not engaged in any business except in connection with this Agreement.

      Section 4.02 CAPITALIZATION. The authorized capital stock of Buyer consists of (i) twelve million (12,000,000) shares of Buyer Common Stock, of which, as of the date of this Agreement, 4,486,151 shares are issued and outstanding, and 173,883 shares are held in the treasury of the Buyer and (ii) one million (1,000,000) shares of Buyer Preferred Stock, par value

$1.00 per share, none of which, as of the date of this Agreement, are issued and outstanding. The authorized capital stock of Buyer Subsidiary consists of 7,000,000 shares of common stock, of which, as of the date of this Agreement, 6,679,287 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Buyer and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which Buyer or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, Buyer or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for options to purchase up to 822,446 shares of Buyer Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Buyer Disclosure Schedule. There are no voting trusts, proxies or other agreements or understandings to which Buyer or Buyer Subsidiary is a party with respect to the voting of capital stock of Buyer or Buyer Subsidiary. Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Buyer Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which Buyer or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Buyer Disclosure Schedule).

      Section 4.03 AUTHORIZATION AND EXECUTION. Each of Buyer and Buyer Subsidiary has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Buyer Common Stock at the Buyer Shareholders Meeting (defined in Section 7.01(a)), to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by each of Buyer and Buyer Subsidiary have been duly authorized by Buyer as sole shareholder of Buyer Subsidiary and by their respective Boards of Directors, and no further corporate action of Buyer or Buyer Subsidiary, other than the approval of Buyer's shareholders and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Buyer and Buyer Subsidiary and, assuming the accuracy of the representations and warranties of the Company set forth in
Article III, constitutes the legal, valid, and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against each of Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

      Section 4.04 NO CONFLICTS. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of Buyer or any of its Subsidiaries, (b) except for (i) compliance with the Securities Act and the Exchange Act, including the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of the Joint Proxy Statement and the Registration Statement (each defined in Section

7.01(b)) and such reports and other filings under the Securities Act or Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the qualification with, the various stock securities authorities under the Blue Sky Laws (defined in Section 7.01(b)), if any, that are required in connection with the transactions contemplated by this Agreement, and (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of Buyer or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to Buyer or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to Buyer or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of Buyer or any of its Subsidiaries under, any Buyer Material Contract (defined in Section 4.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

      Section 4.05 SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED
LIABILITIES.

      (a) Buyer has made available to the Company, in the form filed with the SEC, all reports, registration statements, and other filings (including amendments to previously filed documents) filed by Buyer with the SEC from January 1, 1998 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings, other than the Registration Statement and the Joint Proxy Statement, are collectively called the "BUYER SEC REPORTS" and each is individually called a "BUYER SEC REPORT"). No Buyer SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Buyer SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Buyer SEC Report filed before the date of this Agreement that has been superseded by a subsequent Buyer SEC Report filed before the date of this Agreement. From January 1, 1998 to the date of this Agreement, Buyer has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

      (b) The consolidated financial statements contained in the Buyer SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Buyer and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of Buyer and its Subsidiaries for the periods indicated and are consistent with the books and records of Buyer and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

      (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Buyer SEC Reports (the "BUYER BALANCE SHEET"), neither Buyer nor any of its Subsidiaries had, as of the date of such Buyer Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of Buyer prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Buyer Balance Sheet to the date of this Agreement, neither Buyer nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Buyer dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Buyer Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

      Section 4.06 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act or of the Exchange Act, as the case may be, applicable to Buyer. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC, after giving effect to all supplements and amendments thereto (if any), and at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to the shareholders of the Company and Buyer, and after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the Buyer Balance Sheet to and including the date of this Agreement, Buyer and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither Buyer nor any of its Subsidiaries has:

      (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

      (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

      (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of Buyer's Subsidiaries to Buyer or another of Buyer's Subsidiaries;

      (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Buyer Common Stock upon the exercise of options, granted on or before the date of the Buyer Balance Sheet;

      (e) purchased any business, purchased any stock of any corporation other than Buyer, or merged or consolidated with any person;

      (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to Buyer and its Subsidiaries, taken as a whole;

      (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (A) borrowing incurred for working capital purposes under Buyer's existing revolving credit facility and (B) intercompany indebtedness;

      (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

      (i) except for this Agreement, entered into any commitment to do any of the foregoing;

      (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Buyer Material Adverse Effect;

      (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Buyer, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of Buyer or its Subsidiaries ("BUYER EMPLOYEE");

      (l) increased the compensation or benefits of any officer or director of Buyer or any of its Subsidiaries, other than consistent with past practice; or

      (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Buyer Employee, except in the ordinary course of business consistent with past practice.

      Section 4.08 TAX MATTERS.

      (a) Buyer and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to Taxes. All Tax Returns were correct and complete in all material respects. Buyer and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes shown on such Tax Returns to the extent such Taxes have become due.

      (b) There is no material dispute or claim concerning the Tax liability of any of Buyer or its Subsidiaries claimed or raised by any authority in writing. Neither Buyer nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

      (c) Buyer and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

      (d) Neither Buyer nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was Buyer.

      (e) Neither Buyer nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

      (f) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

      (g) Neither Buyer nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between Buyer and its Subsidiaries.

      (h) Buyer has delivered or made available to the Company true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to Buyer and each of its Subsidiaries.

      (i) There is no contract, agreement, plan, or arrangement covering any Buyer Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

      (j) No written claims that, in the aggregate, could reasonably be expected to have a material effect have been made by an authority in a jurisdiction where any of Buyer or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

      (k) Neither Buyer nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

      (l) Neither Buyer nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

      (m) Neither Buyer nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

      Section 4.09 OWNED PROPERTY.

      Buyer and its Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Buyer Material Adverse Effect.

      Section 4.10 MATERIAL CONTRACTS. Neither Buyer nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

      (a) employment, severance or non-competition agreements with Buyer Employees;

      (b) operating lease, whether as lessor or lessee, with respect to any real property;

      (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

      (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

      (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of Buyer or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

      (f) contract restricting Buyer or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

      (g) plan of reorganization;

      (h) partnership or joint venture agreement;

      (i) collective bargaining agreement or agreement with any labor union or association representing the Buyer Employees;

      (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations remaining;

      (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

      (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

            All of the foregoing are collectively called "BUYER MATERIAL CONTRACTS." To the extent Buyer Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to the Company. To the extent Buyer Material Contracts are not evidenced by documents, written summaries have been delivered or made available to the Company. Each Buyer Material Contract is in full force and effect, unless the failure of any Buyer Material Contracts to be in full force and effect has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any other party is in breach of or in default under any of the Buyer Material Contracts, except for breaches or defaults that have not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      Section 4.11 INTELLECTUAL PROPERTY. The Buyer Disclosure Schedule contains a complete and correct list of all Buyer Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or registered copyrights, and all applications for any of the foregoing. Buyer is the sole and exclusive owner of, or otherwise has a valid license or right to use, all Buyer Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.09(a), except to the extent that such inability to use such Buyer Proprietary Rights would not have, individually or in the aggregate, a Buyer Material Adverse Effect. The Buyer Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation of Buyer's properties and assets, and Buyer has the right to use all of the Buyer Proprietary Rights in all jurisdictions in which Buyer conducts its business, except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. No Buyer Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. There is, to the knowledge of Buyer, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. To the knowledge of Buyer, Buyer has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Buyer knows the Buyer proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and, since January 1, 1998, Buyer has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any claim that Buyer must license or refrain from using any Buyer Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. To the knowledge of Buyer, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Buyer Proprietary Rights.

            "BUYER PROPRIETARY RIGHTS" means all Proprietary Rights owned, licensed or otherwise used by Buyer in the operation of its business.

      Section 4.12 LITIGATION. The Buyer Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against Buyer or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

      Section 4.13 PERMITS, LICENSES, AUTHORIZATIONS; COMPLIANCE WITH LAWS. Except with respect to Buyer Products (defined in Section 4.18, which are subject to the representations set forth in Section 4.18), each of Buyer and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither Buyer nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to Buyer or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 4.08) or, to the knowledge of Buyer, threatened, and (ii) to the knowledge of Buyer, no governmental authority has indicated an intention to conduct any such investigation or review.

      Section 4.14 NO BROKERS OR FINDERS. Except for Nexus Health Capital, LLC and Wasserstein Perella & Co., Buyer has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

      Section 4.15 BENEFIT PLANS.

      (a) Each Pension Plan, Welfare Plan and Benefit Plan, which is currently maintained by Buyer or any of its ERISA Affiliates or to which Buyer or any of its ERISA Affiliates currently contributes, or contributed or is under any current obligation to contribute, or under which Buyer or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "BUYER EMPLOYEE PLANS" and individually, a "BUYER EMPLOYEE PLAN"), and each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between Buyer or any of its Subsidiaries and any Buyer Employee pursuant to which Buyer or any of its Subsidiaries has or may have any liability, contingent or otherwise ("BUYER EMPLOYEE AGREEMENT"), is listed in the Buyer Disclosure Schedule. True and complete copies have been delivered or made available to the Company of (i) all documents embodying or relating to each Buyer Employee Plan and each Buyer Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Buyer Employee Plan; (iii) a statement of alternative form of compliance pursuant to DOL Regulation ss.2520.104-23, if any, filed for each Buyer Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the IRS, if any, for each Buyer Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Buyer Employee Plan is funded, the most recent annual and periodic accounting of Buyer Employee Plan assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Buyer Employee Plan; and (vii) the most recent annual reports (Series 5500 and all schedules thereto) filed for plan years 1998 and 1999, if any, as required under ERISA, in connection with each Buyer Employee Plan or related trust. None of Buyer, Buyer Subsidiary or any of Buyer's Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Buyer Employee Plan, to enter into any Buyer Employee Agreement or to modify or to terminate any Buyer Employee Plan or Buyer Employee Agreement (except to the extent required by law or to conform any such Buyer Employee Plan or Buyer Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Buyer Employees.

      (b) Buyer and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Buyer Employee Plans, ERISA, the Code, or other applicable laws.

      (c) Each Buyer Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Buyer Employee Plan is so qualified and that each trust forming a part of any such Buyer Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption.

      (d) Each Buyer Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Buyer Employee Plan have been timely filed, other than filings that are inconsequential.

      (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its ERISA Affiliates or, to the knowledge of Buyer, any plan fiduciary by the IRS, the DOL, the PBGC, or any participant or beneficiary with respect to any Buyer Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Buyer Employee Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code. Neither Buyer nor any of its ERISA Affiliates nor, to the knowledge of Buyer, any plan fiduciary of any Pension or Welfare Plan maintained by Buyer or its Subsidiaries has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Buyer Employee Plan.

      (f) Each Buyer Employee Plan can be amended, terminated or otherwise discontinued without liability to Buyer, any of its Subsidiaries or any of its ERISA Affiliates.

      (g) No liability under any Buyer Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Buyer or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

      (h) Neither the Buyer nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

      (i) None of Buyer nor any of its Subsidiaries or ERISA Affiliates (i) maintains or contributes to any Buyer Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Buyer Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Buyer Employee (either individually or to Buyer Employees as a group) that such Buyer Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

      (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Buyer Employee Plan, Buyer Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Buyer Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Buyer or the Company to amend or terminate any Buyer Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

      (k) There is no commitment covering any Buyer Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

      (l) Buyer and each of its Subsidiaries (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Buyer Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Buyer Employees.

      (m) No work stoppage or labor strike against Buyer or any of its Subsidiaries by Buyer Employees is pending or threatened. Neither Buyer nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Buyer Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or
(iii) is presently, nor has been in the past six years a party to, or bound by, any collective bargaining agreement or union contract with respect to Buyer Employees and no such agreement or contract is currently being negotiated by Buyer or any of its affiliates. No Buyer Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of Buyer, no activities the purpose of which is to achieve such representation of all or some of such Buyer Employees are threatened or ongoing.

      (n) Neither Buyer nor any of its ERISA Affiliates has any liability with respect to any plan, program, or arrangement maintained or contributed to by any ERISA Affiliate that would be a Buyer Employee Plan if it were maintained by Buyer.

      Section 4.16 ENVIRONMENTAL MATTERS.

      (a) Buyer and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all Environmental Permits, and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

      (b) There are no written claims or notices (including notices that Buyer or any of its Subsidiaries--or any Person whose liability has been retained or assumed contractually by Buyer or any of its Subsidiaries--is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Buyer, threatened that are based on or related to any Environmental Matters relating to Buyer or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

      (c) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by Buyer or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by Buyer or any of its Subsidiaries (or, to the knowledge of Buyer, any real property formerly owned, leased or operated by Buyer or any of its Subsidiaries, or any predecessor of Buyer or any of its Subsidiaries).

      (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, no site at or to which Buyer or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the CERCLIS list, or any comparable state list of properties to be investigated and/or remediated.

      (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by Buyer or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

      (f) Buyer has delivered or made available to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Buyer or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to Buyer or its Subsidiaries.

      Section 4.17 INSURANCE. The Buyer Disclosure Schedule contains a list of all insurance policies maintained by Buyer and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither Buyer nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of Buyer or its Subsidiaries.

      Section 4.18 BUYER PRODUCTS.

      (a) Since January 1, 1991, there have been no written notices, citations, or decisions by any governmental authority that any product produced, manufactured, or marketed at any time by Buyer or its Subsidiaries (collectively, the "BUYER PRODUCTS") is defective or fails to meet any applicable standards promulgated by such governmental authority. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its Subsidiaries are in compliance with the laws, regulations, policies, procedures, and specifications applicable to them with respect to the design, manufacture, labeling, testing, and inspection of the Buyer Products in the United States and the operation of manufacturing facilities in the United States promulgated by the FDA or any other governmental authority that has jurisdiction over the design, manufacture, labeling, testing, and inspection of the Buyer Products and the operation of manufacturing facilities in the United States, and have complied with the laws, regulations, policies, procedures, and specifications applicable to Buyer and its Subsidiaries in any jurisdiction outside the United States with respect to the design, manufacture, labeling, testing, and inspection of the Buyer Products and the operation of manufacturing facilities outside of the United States. Since January 1, 1991, there have been no recalls, field notifications, or seizures ordered or, to the knowledge of Buyer, threatened by any governmental authority with respect to any of the Buyer Products, and Buyer has not independently engaged in such recalls or field notifications. Buyer has not received any warning letter or Section 305 notice from the FDA.

      (b) Buyer or one of its Subsidiaries has obtained, in all countries where Buyer or any of its Subsidiaries is marketing or has marketed the Buyer Products, all applicable permits, licenses, orders, authorizations, notifications and approvals required to be obtained by it by governmental authorities (including the FDA) in such countries regulating the safety, effectiveness, and market clearance of the Buyer Products that are currently marketed by Buyer or its Subsidiaries, except where the failure to obtain such permits, licenses, orders, authorizations, notifications or approvals would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. The Buyer Disclosure Schedule sets forth a list of all of Buyer's and its Subsidiaries' licenses, registrations, approvals, permits, and device listings regarding the Buyer Products. The Buyer Disclosure Schedule sets forth a description of all Buyer inspections by regulatory authorities, recalls, product actions, and audits from January 1, 1998 to the date of this Agreement, and a description of any ongoing clinical studies.

      Section 4.19 ANTI-FRAUD STATUTES. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any of its sales employees or representatives, has engaged knowingly and willfully in any activities that are prohibited under federal Medicare and Medicaid statutes, including 42 U.S.C. ss.ss. 1320a-7b and 1395nn, or equivalent state statutes or regulations, including knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, in cash or in kind, or offering to pay such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

      Section 4.20 OPINION OF FINANCIAL ADVISER. Buyer's Board of Directors has received the opinion of Wasserstein Perella & Co. to the effect that, as of the date of this Agreement, the consideration to be paid by Buyer in the Merger is fair to Buyer's shareholders from a financial point of view.

      Section 4.21 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding shares of Buyer Common Stock present at the Buyer Shareholders Meeting, voting as a single class at the Buyer Shareholders Meeting, to approve the Stock Issuance (defined in Section 7.01(a)), is the only vote of the holders of any class or series of Buyer's capital stock necessary in connection with this Agreement and the transactions contemplated hereby.

      Section 4.22 FINANCING.

      (a) Buyer has delivered to the Company a true and complete copy of a commitment of Fleet Bank, N.A. for financing (the "COMMITMENT"). The Commitment is in full force and effect and has not been modified, and as of the date of this Agreement neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions set forth in the Commitment will not be satisfied in full before the Effective Time.

      (b) The financing subject to the Commitment, taken together with the available cash of Buyer, Buyer Subsidiary and the Company, is in an amount sufficient to enable Buyer to pay when due, pursuant to the terms of this Agreement, the Cash Consideration for each Outstanding Share and to make all other necessary payments by Buyer, Buyer Subsidiary and the Surviving Corporation in connection with the Merger and to fund the working capital needs of Buyer and its Subsidiaries, including the Surviving Corporation, following the Effective Time.

      Section 4.23 DISTRIBUTORS, SUPPLIERS AND CUSTOMERS. To the knowledge of Buyer, the relationships of Buyer with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Buyer that supplied more than $50,000 of products to Buyer during the year ended March 31, 2000 or is reasonably expected to supply more than $50,000 of products to Buyer during the year ended March 31, 2001, or (ii) distributor or other customer who accounted for more than $50,000 of Buyer's sales of Buyer Products or services during the year ended March 31, 2000 or is reasonably expected to account for more than $50,000 of such sales during the year ending March 31, 2001, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Buyer.


                                   ARTICLE V

            OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME

      Section 5.01 PRESERVATION OF BUSINESS. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself and the Surviving Corporation the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with the Company or any of its Subsidiaries, except as otherwise consented to in writing by Buyer.

      Section 5.02 ORDINARY COURSE. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer.

      Section 5.03 NEGATIVE COVENANTS OF THE COMPANY. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer, the Company will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

      (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

      (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

      (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

      (d) amend its charter, bylaws, or similar organizational documents;

      (e) issue any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of any options or of any Rights under the Rights Agreement, or designate any class or series of capital stock from its authorized but undesignated preferred stock;

      (f) purchase any capital assets or make any capital expenditures (except as set forth in the Company's current capital expenditures budget, a copy of which has been delivered to Buyer) in excess of $250,000 in the aggregate, purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

      (g) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to the Company and its Subsidiaries, taken as a whole;

      (h) incur, assume, or guarantee any indebtedness for money borrowed other than (i) borrowings incurred for working capital purposes under the Company's existing revolving credit facility or (ii) intercompany indebtedness;

      (i) enter into any new Benefit Plan or program or severance or employment agreement, modify in any respect any existing Benefit Plan or program (except as required by law) or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business consistent with past practice, grant any increases in compensation or benefits of any Company Employee, officer or director;

      (j) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

      (k) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

      (l) enter into any new Company Material Contract (other than in the ordinary course of business consistent with past practice), or modify in any respect adverse to the Company or any of its Subsidiaries any existing Company Material Contract;

      (m) fund or take any action to cause a rabbi trust to be funded;

      (n) agree to pay R. James Danehy a transaction bonus of more than $5,000;

      (o) except as expressly provided in the amendment thereto dated May 30, 2001, change, modify or commence a new phase pursuant to the Company Stock Purchase Plan;

      (p) (i) pay, discharge, settle or satisfy any material claims against the Company or its Subsidiaries (including claims of shareholders), liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (x) the payment, discharge, settlement or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice, (y) modifications, refinancings or renewals of existing indebtedness as permitted by the terms thereof as in effect on the date of this Agreement, or (z) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

      (q) enter into any agreement with any of their respective affiliates (other than wholly owned Subsidiaries of the Company);

      (r) (i) relinquish, waive or release any material contractual or other right or claim of the Company or its Subsidiaries, or (ii) knowingly dispose of or permit to lapse any rights in any material Company Proprietary Rights or knowingly disclose to any person not an employee of, or consultant or adviser to, the Company or any of its Subsidiaries of the Company or otherwise knowingly dispose of any trade secret, process or knowhow not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice or pursuant to any existing contract or agreement;

      (s) except pursuant to the fiduciary duties of the Board of Directors of the Company as set forth in Sections 7.01(a) and (b), or as expressly permitted pursuant to Sections 7.02 or 9.01, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or (ii) prevent, materially delay or materially impede the consummation of the Merger; or

      (t) enter into any commitment to do any of the foregoing.

      Section 5.04 TAX COVENANT. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees, as to itself and its Subsidiaries, that each of them (i) will not (x) except in the ordinary course of business consistent with past practice, make any material Tax election or (y) settle or compromise any Tax liabilities that, individually or in the aggregate, are material to the Company or any of its Subsidiaries; (ii) will promptly notify the Buyer of the making of any request for extension of the time within which to file any federal income Tax Return for that entity; (iii) will, notwithstanding clause (i) (y) above, act to resolve, in as expeditiously a manner as is commercially reasonable, any outstanding issues with respect to state sales, use, franchise or income tax liabilities of the Company or its Subsidiaries; (iv) will keep Buyer reasonably informed about the status of any discussions, and, if Buyer so requests, will permit Buyer to participate in any negotiations or meetings, with state tax authorities with respect to state sales, use, franchise or income tax liabilities of the Company or its Subsidiaries; and (v) will continue to proceed in a commercially reasonable manner to establish and maintain appropriate systems to permit compliance by the Company and its Subsidiaries with all applicable state sales, use, franchise and income tax laws.

      Section 5.05 THIRD PARTY CONSENTS. The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts, consistent with United States and foreign laws, to obtain any third party consents necessary to consummate the Merger. The Company shall promptly notify Buyer of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to Buyer.


                                  ARTICLE VI

               OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME

      Section 6.01 PRESERVATION OF BUSINESS. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with Buyer or any of its Subsidiaries, except as otherwise consented to in writing by the Company.

      Section 6.02 ORDINARY COURSE. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company.

      Section 6.03 NEGATIVE COVENANTS OF BUYER. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company, Buyer will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

      (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

      (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

      (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

      (d) amend its charter, bylaws, or similar organizational documents;

      (e) issue any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for option grants to employees consistent with past practices or issuances of shares of Buyer Common Stock upon the exercise of any options, or designate any class or series of capital stock from its authorized but undesignated preferred stock;

      (f) purchase any capital assets or make any capital expenditures (except as set forth in Buyer's current capital expenditures budget, a copy of which has been delivered to the Company) in excess of $250,000 in the aggregate, purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

      (g) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to Buyer and its Subsidiaries, taken as a whole;

      (h) incur, assume, or guarantee any indebtedness for money borrowed other than (i) borrowings incurred for working capital purposes under Buyer's existing revolving credit facilities or (ii) intercompany indebtedness;

      (i) enter into any new Benefit Plan or program or severance or employment agreement, modify in any respect any existing Benefit Plan or program (except as required by law) or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business consistent with past practice, grant any increases in compensation or benefits of any Buyer Employee, officer or director;

      (j) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

      (k) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

      (l) enter into any new Buyer Material Contract (other than in the ordinary course of business consistent with past practice), or modify in any respect adverse to Buyer or any of its Subsidiaries any existing Buyer Material Contract;

      (m) (i) pay, discharge, settle or satisfy any material claims against Buyer or its Subsidiaries (including claims of shareholders), liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (x) the payment, discharge, settlement or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice, (y) modifications, refinancings or renewals of existing indebtedness as permitted by the terms thereof as in effect on the date of this Agreement, or (z) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Buyer included in the Buyer SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

      (n) enter into any agreement or arrangement with any of their respective affiliates (other than wholly owned Subsidiaries of Buyer);

      (o) (i) relinquish, waive or release any material contractual or other right or claim, or (ii) knowingly dispose of or permit to lapse any rights in any material Buyer Proprietary Rights or knowingly disclose to any person not an employee of, or consultant or advisor to, Buyer or any of its Subsidiaries or otherwise knowingly dispose of any trade secret, process or knowhow not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice or pursuant to any existing contract or agreement;

      (p) except as expressly permitted pursuant to Section 9.01, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or (ii) prevent, materially delay or materially impede the consummation of the Merger; or

      (q) enter into any commitment to do any of the foregoing.

      Section 6.04 TAX COVENANT. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees, as to itself and its Subsidiaries, that each of them (i) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liabilities that, individually or in the aggregate, are material to Buyer or any of its Subsidiaries, and (ii) will promptly notify the Company of the making of any request for extension of the time within which to file any federal income Tax Return for that entity.

      Section 6.05 THIRD PARTY CONSENTS. Buyer shall, and shall cause its Subsidiaries to, use reasonable best efforts, consistent with United States and foreign laws, to obtain any third party consents necessary to consummate the Merger. Buyer shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to the Company.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

      Section 7.01 SHAREHOLDERS' MEETINGS; REGISTRATION STATEMENT AND JOINT PROXY STATEMENT.

      (a) The Company shall cause a special meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement and the Merger. Buyer shall cause a special meeting of its shareholders (the "BUYER SHAREHOLDERS Meeting") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of the issuance of shares of Buyer Common Stock in the Merger as contemplated by this Agreement (the "STOCK ISSUANCE"). The Company Shareholders Meeting and the Buyer Shareholders Meeting are referred to together as the "SHAREHOLDER MEETINGS." The Board of Directors of the Company shall recommend to the Company's shareholders that they vote in favor of approval of this Agreement and the Merger; PROVIDED, HOWEVER, that the Board of Directors of the Company shall not be obligated to recommend approval of this Agreement and the Merger to its shareholders if the Company has received a Company Superior Third Party Acquisition Offer (defined in Section 7.02(a)) and the Board of Directors of the Company, in the good-faith exercise of its fiduciary duties, after consultation with its outside legal counsel, shall determine that it wishes to recommend approval of the Company Superior Third Party Acquisition Offer and, therefore, that the recommendation of this Agreement and the Merger should not be made. The Board of Directors of Buyer shall recommend to Buyer's shareholders that they vote in favor of approval of the Stock Issuance. The persons and entities listed on Schedule 7.01(a) (the "SIGNIFICANT BUYER STOCKHOLDERS") have delivered to the Company an agreement (the "BUYER STOCKHOLDER AGREEMENT") among the Significant Buyer Stockholders and the Company, dated the date of this Agreement, and irrevocable proxies granting to the Company, pursuant to the terms of the Buyer Stockholder Agreement, the right to vote all of the Buyer Common Stock of the Significant Buyer Stockholders in favor of the Stock Issuance at the Buyer Shareholders Meeting.

      (b) The Company and Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to the Company Shareholders Meeting and the Buyer Shareholders Meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the "JOINT PROXY STATEMENT"). Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a registration statement on Form S-4 in connection with the issuance of shares of Buyer Common Stock in the Merger (the "REGISTRATION STATEMENT"), in which the Joint Proxy Statement will be included as a prospectus. The Company and Buyer
(i) shall use reasonable best efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and (ii) as soon as reasonably practicable thereafter, shall cause copies of the Joint Proxy Statement and form of proxy to be mailed to their respective shareholders in accordance with applicable provisions of law. The Joint Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. After the delivery to the Company's and Buyer's shareholders of copies of the Joint Proxy Statement and form of proxy, the Company and Buyer shall use reasonable best efforts to solicit proxies in connection with the Company Shareholders Meeting and the Buyer Shareholders Meeting, respectively, in favor of, in the case of the Company, approval of this Agreement and, in the case of Buyer, approval of the Stock Issuance, unless, in the case of the Company, the Company has received a Company Superior Third Party Acquisition Offer and the Board of Directors of the Company shall determine, in the good-faith exercise of its fiduciary duties, after consultation with its outside legal counsel, that it wishes to recommend approval of the Company Superior Third Party Acquisition Offer, and, therefore, that such solicitation should not be made. The Registration Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. Buyer and the Company shall take any action required to be taken under applicable state securities laws (the "BLUE SKY LAWS"), if any, in connection with the Stock Issuance (and shall each furnish all information concerning themselves and the holders of their common stock as may be reasonably requested in connection with any such actions).

      (c) The Company and Buyer each shall engage a nationally recognized proxy solicitor (that is reasonably acceptable to the other) to solicit proxies in connection with the special meeting of its shareholders in favor of approval of, in the case of the Company, this Agreement, and, in the case of Buyer, the Stock Issuance.

      (d) The Company and Buyer will coordinate and cooperate with respect to the timing of the shareholder approvals and will use their reasonable best efforts to hold the Shareholder Meetings on the same day and to secure such approvals as soon as practicable after the date on which the Registration Statement becomes effective.

      Section 7.02 NO SHOPPING.

      (a) From the date hereof until the Effective Time, the Company and its Subsidiaries will not, and will not permit any officer, director, financial adviser, or other agent or representative of the Company and its Subsidiaries, directly or indirectly, to:

                  (i) take any action to seek, initiate or solicit any offer from any person or group to acquire any shares of capital stock of the Company or any of its Subsidiaries, to merge or consolidate with the Company or any of its Subsidiaries, or to otherwise acquire, except to the extent not prohibited by Section 5.03, any significant portion of the assets of the Company and its Subsidiaries, taken as whole (a "COMPANY THIRD PARTY ACQUISITION OFFER"), or

                  (ii) with respect to a Company Third Party Acquisition Offer to acquire, by tender offer, merger, acquisition of assets or otherwise, 40% or more of the Outstanding Shares or assets of the Company, except to the extent the Board of Directors of the Company shall otherwise determine in the good faith exercise of its fiduciary duties after consultation with its outside legal counsel, engage in discussions or negotiations concerning a Company Third

Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any of its Subsidiaries or any confidential or proprietary trade or business information relating to the business of the Company or any of its Subsidiaries, or afford access to the properties, books, or records of the Company or any of its Subsidiaries, or otherwise cooperate in any way with, any person or group that the Company has reason to believe is considering a Company Third Party Acquisition Offer; PROVIDED that (A) before furnishing such non-public information or access to such person or group, the Company's Board of Directors shall receive from such person an executed confidentiality and standstill agreement that is no less favorable to the Company than the Confidentiality Agreement dated November 7, 2000 between the Company and Buyer (the "COMPANY CONFIDENTIALITY AGREEMENT") and all information provided to such person or group shall be provided on a substantially concurrent basis to Buyer, and (B) before entering into discussions or negotiations with such person or group, the Company's Board of Directors determines in good faith, after consultation with its outside legal counsel and financial adviser, that such Company Third Party Acquisition Offer is reasonably likely to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is committed or, in the good-faith judgment of the Company's Board of Directors, is reasonably capable of being obtained by the third party (a "COMPANY SUPERIOR THIRD PARTY ACQUISITION OFFER").

            (b) In addition to the obligations of the Company set forth above, the Company promptly shall advise Buyer orally and in writing of any Company Third Party Acquisition Offer or any inquiry or request for information that the Company reasonably believes could lead to or contemplates a Company Third Party Acquisition Offer and the terms and conditions thereof, but need not disclose the identity of the offeror or person making the request or inquiry, and the Company shall keep Buyer informed in all material respects of the status and details thereof (including changes or amendments thereto).

            (c) Nothing in this Section 7.02 shall operate to hinder or prevent the Company from fully complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Third Party Acquisition Offer.

            (d) The Company shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who is reasonably likely to make, a Company Third Party Acquisition Offer, unless the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Minnesota law. Notwithstanding anything stated in this Section 7.02(d), the Company need not refuse a request from any person who has signed a standstill agreement with the Company to make an Company Third Party Acquisition Offer to the Chief Executive Officer or the Board of Directors of the Company if the Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Minnesota law.

      Section 7.03 ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company and Buyer will each give the other and its respective counsel, financial advisers, auditors, and other authorized representatives and its financing sources reasonable access to its and its Subsidiaries' offices, properties, books, and records at all reasonable times and upon reasonable notice, and will instruct its and its Subsidiaries' employees, counsel, financial advisers, and auditors to cooperate with the other and each such representative and financing source in all reasonable respects in its investigation of the business of Buyer and the Company, as the case may be, and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the other and its Subsidiaries and will take all reasonable precautions to protect the confidentiality of any information of the other and its Subsidiaries disclosed to such persons during such investigation.

      Section 7.04 AMENDMENT OF THE COMPANY'S EMPLOYEE PLANS. The Company will, effective at or immediately before the Effective Time, cause any Company Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting such Company Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger.

      Section 7.05 [Intentionally Omitted].

      Section 7.06 CERTAIN RESIGNATIONS. The Company will use reasonable best efforts to assist Buyer in procuring the resignation, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company and its Subsidiaries whose resignations are requested by Buyer.

      Section 7.07 CONFIDENTIALITY AGREEMENTS. The Company Confidentiality Agreement and the Buyer Confidentiality Agreement (other than Section 3 of each of these Agreements) shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer shall comply with the terms of the Company Confidentiality Agreement and the Buyer Confidentiality Agreement (other than Section 3 of each of these Agreements).

      Section 7.08 EMPLOYEE BENEFIT COVENANT. The Company shall, and shall cause its Subsidiaries, to use reasonable best efforts, consistent with United States and foreign laws, to deliver to Buyer prior to the Closing copies of consent agreements providing for the cash-out of Pre-1996 Options (defined in Section 2.02(i)(2)) (the "CONSENTS"), in form and substance reasonably acceptable to Buyer, executed by the Company and each of the optionees who, as of the date of the Closing, hold outstanding Pre-1996 Options. The Company shall promptly notify Buyer of any failure or prospective failure to obtain any such Consents, and shall take all action reasonably requested by Buyer to attempt to obtain such Consents.

      Section 7.09 EMPLOYEE MATTERS. (a) (a) For the period from the Effective Time through December 31, 2001, Buyer shall, or shall cause the Surviving Corporation, a subsidiary, or any other affiliate of Buyer to maintain benefits under the Company's Welfare Plans and Profit Sharing and Retirement Plan (other than attributable to the Company's Common Stock Fund and Discretionary Company Profit Sharing Contributions) that are, in the aggregate, for the Company Employees as a whole who were active full-time employees of the Company or any of its Subsidiaries immediately before the Effective Time and continue to be active full-time employees of Buyer, the Surviving Corporation, any of its Subsidiaries, or any other affiliate of Buyer, no less favorable than those provided by the Company and its Subsidiaries immediately before the Effective Time. For the period from January 1, 2002 through December 31, 2002,

Buyer shall or shall cause the Surviving Corporation, a subsidiary, or other affiliate of Buyer, either (i) to maintain benefits meeting the criteria specified in the preceding sentence of this Section 7.09(a) or (ii) to provide welfare benefits and defined contribution plan benefits (other than discretionary profit sharing benefits) that are, in the aggregate, no less favorable than those provided by MediVators Inc. at that time for employees similarly situated to the Company Employees, the selection between clauses (i) and (ii) to be made in the sole discretion of the Surviving Corporation.

      (b) From and after the Effective Time, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees actively employed full-time by the Company or any of its Subsidiaries immediately before the Effective Time under any compensation, severance, welfare, pension, benefit, or savings plan of the Surviving Corporation, Buyer, or any of its affiliates in which active full-time employees of the Company and its Subsidiaries become eligible to participate (whether under Section 7.09(a) above or otherwise), service with the Company or any of its Subsidiaries (whether before or after the Effective Time) shall be credited as if such service had been rendered to the Surviving Corporation, Buyer, or such affiliate.

      (c) If the Surviving Corporation, or any of its successors or assigns, transfers all or substantially all of its properties and assets to any person or persons, then, and in each such case, proper provision shall be made so that the transferee assumes (and if more than one, the transferees assume, jointly and severally) the obligations set forth in this Section 7.09.

      Section 7.10 INDEMNIFICATION. All rights to indemnification, expense advancement, and exculpation existing in favor of any present or former director, officer, or employee of the Company or any of its Subsidiaries as provided in the charter, bylaws, or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 7.10.

      Section 7.11 DIRECTORS AND OFFICERS LIABILITY INSURANCE. For a period of at least six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect either (a) the current policy of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries. Notwithstanding the foregoing, if the amount of the insurance coverage required pursuant to clause
(a) of this Section 7.11 exceeds 200% of the amount currently expended by the Company for such insurance coverage, Buyer shall maintain or provide the most advantageous policies of directors' and officers' liability insurance for all present and former directors and officers of the Company or any of its Subsidiaries obtainable for an annual premium equal to no more than 200% of the amount currently expended by the Company for such insurance coverage.

      Section 7.12 MANAGEMENT AGREEMENTS. Immediately after the Effective Time, Buyer and the Surviving Corporation will be deemed, by virtue of the execution by Buyer and Buyer Subsidiary of this Agreement, to have jointly and severally assumed and agreed to perform, in the same manner and to the same extent that the Company would be required to perform if the Merger had not taken place, the obligations of the Company under each of the Company's Management Agreements listed in Section 7.12 of the Company Disclosure Schedule; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Buyer or the Surviving Corporation from enforcing such agreements in accordance with their terms, including any reserved right in such agreements to amend, modify, suspend, revoke or terminate any such agreement.

      Section 7.13 COOPERATION. Prior to the Effective Time, to the extent permitted by law, each of Buyer and the Company shall, and shall cause its Subsidiaries to, (i) confer on a regular and reasonably frequent basis with one or more representatives of the other to discuss material operational matters and the general status of its ongoing operations; (ii) promptly notify the other of any significant changes, of which its executive officers have knowledge, in its business, properties, assets, financial condition or reported or future results of operations; and (iii) promptly provide the other (or the other's counsel) with copies of all filings made by it or any of its Subsidiaries with any state, federal or foreign court, administrative agency, commission or other governmental authority in connection with this Agreement and the transactions contemplated by this Agreement.

      Section 7.14 LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use reasonable best efforts to cause to be delivered to Buyer a "comfort" letter of PricewaterhouseCoopers LLP, the Company's independent auditors, addressed to Buyer, dated as of the date the Registration Statement shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      Section 7.15 LETTERS OF BUYER'S ACCOUNTANTS. Buyer shall use reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Ernst & Young LLP, Buyer's independent auditors, addressed to the Company, dated as of the date the Registration Statement shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      Section 7.16 SATISFACTION OF CONDITIONS TO THE MERGER; NOTIFICATION.

      (a) Subject to the terms and conditions of this Agreement and the fiduciary duties of the Boards of Directors of the Company and Buyer as expressly provided in this Agreement, each of the Company and Buyer agrees to use its reasonable best efforts promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (subject to the appropriate vote of shareholders of Buyer and the Company, respectively, described in Section 7.01(a)), as promptly as practicable after the date of this Agreement, including using its reasonable best efforts to cause the conditions precedent set forth in Article VIII to be satisfied.

      (b) Each of the Company and Buyer shall, as promptly as reasonably practicable, give notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.02(a) or 8.03(a), as the case may be, would not be satisfied; PROVIDED, HOWEVER, that no notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      Section 7.17 RULE 145 AFFILIATES. Prior to the date of the Company Shareholders Meeting, the Company shall deliver to Buyer a letter, substantially in the form attached as EXHIBIT B, identifying all persons who are expected to be, at the time this Agreement is submitted for approval to such shareholders, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("COMPANY AFFILIATES"). The list of Company Affiliates shall be updated as necessary to reflect changes from the date of the letter. The Company shall use reasonable best efforts to cause to be delivered to Buyer on or prior to the date of the Company Shareholders Meeting a letter agreement from each of the Company Affiliates, substantially in the form attached as EXHIBIT C.

      Section 7.18 LISTING OF BUYER COMMON STOCK. Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock to be issued in the Merger (or pursuant to the Company Stock Purchase Plan) to be approved for listing on the NASDAQ National Market System, subject to official notice of issuance, prior to the Closing.

      Section 7.19 SECTION 16 MATTERS. Prior to the Effective Time, with respect to both derivative and non-derivative securities, as applicable, Buyer and the Company shall take all such steps as may be required or appropriate to cause any dispositions of the Company Common Stock or acquisitions of Buyer Common Stock resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Company and Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act, those steps to be taken in accordance with the no-action letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

      Section 7.20 BUYER BOARD OF DIRECTORS. After the Effective Time, Buyer will nominate and will use its reasonable best efforts to cause the election of Fred Shapiro as a member of the Board of Directors of Buyer.

      Section 7.21 ACCOUNTING TREATMENT. Buyer and the Company each agree to, and to cause the Surviving Corporation to, account for the Merger on a purchase accounting basis in accordance with GAAP and applicable SEC regulations.

      Section 7.22 OFFICES. It is Buyer's intention that, after the Effective Time, the Company's offices will be in the Minneapolis area.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

      Section 8.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by all of the parties to this Agreement:

      (a) SHAREHOLDER APPROVALS. This Agreement and the Merger shall have been adopted by the shareholders of the Company in accordance with the MBCA and the Company's Articles of Incorporation, and the Stock Issuance shall have been approved by the shareholders of Buyer in accordance with the Delaware General Corporation Law ("DGCL") and Buyer's Certificate of Incorporation.

      (b) REGISTRATION STATEMENT EFFECTIVE; BLUE SKY LAWS.

            (i) The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

            (ii) Buyer shall have received all permits and other authorizations necessary under the Blue Sky Laws, if any, to issue the Buyer Common Stock in exchange for the Company Common Stock and to consummate the Merger, except to the extent that the failure, in the aggregate, to receive such permits or other authorizations would not be reasonably likely to result in a Buyer Material Adverse Effect (assuming consummation of the Merger).

      (c) LISTING. The shares of Buyer Common Stock issuable to holders of the Company Common Stock pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ National Market System, subject to official notice of issuance.

      (d) INJUNCTIONS OR RESTRAINTS. There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting an injunction, writ, order, judgment, or decree (each, an "INJUNCTION") that is reasonably likely to result in an order to restrain or prohibit the consummation of any of the transactions contemplated hereby or to require rescission of this Agreement or any such transactions or to have a Surviving Corporation Material Adverse Effect if the transactions contemplated hereby are consummated, nor shall there be in effect any Injunction directing that any of the transactions provided for herein not be consummated as so provided (it being agreed that each of the parties shall use all reasonable best efforts to prevent the entry of any such Injunction and to appeal as promptly as possible any such Injunction that may be entered).

      Section 8.02 CONDITIONS TO THE OBLIGATIONS OF BUYER AND BUYER Subsidiary. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by Buyer and Buyer Subsidiary:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date), except to the extent any inaccuracy in any such representation or warranty, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect (provided that, solely for purposes of this Section 8.02(a), any representation or warranty in Article III that is qualified as to "materiality" or "Company Material Adverse Effect" language shall be read as if such language were not present); the Company shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and Buyer and Buyer Subsidiary shall have received a certificate signed by an executive officer of the Company to the effects set forth in this
Section 8.02(a).

      (b) MATERIAL ADVERSE EFFECT. Neither the Company nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would be reasonably likely to have (after giving effect to any insurance coverage) a Company Material Adverse Effect.

      (c) RIGHTS AGREEMENT. No Rights shall have become exercisable under the Rights Agreement.

      (d) COMMITMENT LETTER. If the report referred to in paragraph 13 of the section entitled "Conditions Precedent to Funding" in the Term Sheet attached to the Commitment Letter (defined below) shall have been delivered as described therein, (i) the condition set forth in paragraph 13 shall have been satisfied, deemed waived as set forth therein, or otherwise waived by Fleet Bank, N.A. ("FLEET"), or (ii) Fleet shall not have notified Buyer that it refuses to close the financing under the Commitment Letter. The "COMMITMENT LETTER" means the letter from Fleet to Buyer, dated May 30, 2001, relating to financing of the Merger.

      Section 8.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by the
Company:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Buyer Subsidiary contained in Article IV of this Agreement shall be true and correct in all respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date), except to the extent any inaccuracy in any such representation or warranty, individually or in the aggregate, has not had and is not reasonably likely to have a Buyer Material Adverse Effect (provided that, solely for purposes of this Section 8.03(a), any representation or warranty in Article IV that is qualified as to "materiality" or "Buyer Material Adverse Effect" language shall be read as if such language were not present); Buyer and Buyer Subsidiary shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by them immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of Buyer to the effects set forth in this Section 8.03(a).

      (b) MATERIAL ADVERSE EFFECT. Neither Buyer nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would reasonably be expected to have (after giving effect to any insurance coverage) a Buyer Material Adverse Effect.


                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

      Section 9.01 TERMINATION. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company or approval of the Stock Issuance by the shareholders of Buyer (except as provided otherwise in Sections 9.01(e) and (f)):

      (a) by written agreement of the respective Boards of Directors of Buyer and the Company;

      (b) by Buyer or the Company, if the transactions contemplated hereby shall not have been consummated on or before November 15, 2001 (the "END DATE," as such date may be extended by written agreement of Buyer and the Company), PROVIDED that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Buyer is seeking to terminate this Agreement, of Buyer Subsidiary) to comply in all material respects with its obligations under this Agreement;

      (c) by Buyer, if (i) any of the conditions set forth in Sections 8.01 and
8.02 shall become impossible to fulfill on or prior to the End Date (PROVIDED, that such failure is not due to the failure of Buyer or Buyer Subsidiary to comply in all material respects with its obligations under this Agreement), and such conditions shall not have been waived under Sections 8.01 and 8.02, (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCA and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of the Company withdraws or modifies, in any manner adverse to Buyer, its recommendation of approval of this Agreement and the Merger;

      (d) by the Company, if (i) any of the conditions set forth in Sections
8.01 and 8.03 shall become impossible to fulfill on or prior to the End Date (PROVIDED, that such failure is not due to the failure of the Company to comply in all material respects with its obligations under this Agreement) and such conditions shall not have been waived under Sections 8.01 and 8.03, (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCA and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of Buyer withdraws or modifies, in any manner adverse to the Company, its recommendation of the Stock Issuance;

      (e) by the Company, at any time prior to the Company Shareholders Meeting, upon written notice to Buyer, if the Board of Directors of the Company shall have approved a Company Superior Third Party Acquisition Offer; PROVIDED, HOWEVER, that, prior to termination, (i) the Company shall have complied with
Section 7.02(a), (ii) the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that consideration of such Company Superior Third Party Acquisition Offer and termination of this Agreement is necessary for the Board of Directors to comply with its fiduciary duties under Minnesota law, and (iii) the Company shall have notified Buyer in writing at least five business days before termination of its intention to enter into an agreement with respect to a Company Superior Third Party Acquisition Offer (the "INTENTION NOTICE") and shall have provided Buyer with the proposed definitive documentation for such transaction; and PROVIDED, FURTHER, that, during the five business day period following the Intention Notice, the Company shall have afforded Buyer a reasonable opportunity to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby, and the notice of termination shall not be effective if Buyer submits to the Company during such five business day period a legally binding, executed offer to enter into an amendment to this Agreement within such five business day period unless the Company's Board of Directors shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that the amendment to this Agreement that Buyer has agreed to enter into during such five business day period is not at least as favorable to the Company's shareholders as the Company Superior Third Party Acquisition Offer;

      (f) by the Company, if the Average Buyer Closing Price is less than $13.24, SUBJECT, HOWEVER, to the following: (A) The Company shall give Buyer written notice of its intention to terminate pursuant to this Section 9.01(f) (the "TERMINATION NOTICE") within two business days after the Determination Date (the "COMPANY EVALUATION PERIOD"); (B) If Buyer receives a Termination Notice, Buyer shall have the right to elect, in its sole discretion, by written notice thereof to the Company (the "ADJUSTMENT NOTICE") within the first to occur of three business days after receipt of the Termination Notice or 5:00 p.m. (Eastern Time) on the day immediately preceding the date of the Company Shareholders Meeting (the "BUYER EVALUATION PERIOD"), irrevocably to add to the Merger Consideration an amount (the "ADJUSTMENT AMOUNT") equal to the excess of
(x) $10.00 over (y) the Merger Consideration in the absence of the Adjustment Amount (with the Buyer Common Stock to be exchanged for each share of Company Common Stock being valued on a per share of Buyer Common Stock basis equal to the Average Buyer Closing Price); (C) If Buyer elects to add the Adjustment Amount to the Merger Consideration as provided in this paragraph (the "ADJUSTMENT ELECTION"), then (i) the Adjustment Amount may be paid in accordance with Section 2.02(b), at the election of Buyer, in its sole discretion (such election to be made in writing prior to the Company Shareholder Meeting), either
(x) in cash or (y) in shares of Buyer Common Stock (valued on a per share basis at the Average Buyer Closing Price); (ii) this Agreement shall not terminate pursuant to this Section 9.01(f); and (iii) references in this Agreement to the "Merger Consideration" shall be deemed to refer to the Merger Consideration as increased by the Adjustment Amount; and (D) If Buyer receives a Termination Notice and Buyer does not elect to make the Adjustment Election, then this Agreement shall terminate upon expiration of the Buyer Evaluation Period.

      Section 9.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by the Company or Buyer under Section 9.01, written notice shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 9.03 or to the extent that the termination is a result of a willful and material violation by such party of a representation, warranty, covenant or agreement contained in this Agreement.

      Section 9.03 TERMINATION FEE; EXPENSES. (a) In the event that (i) this Agreement is terminated pursuant to Section 9.01(c)(iv) or 9.01(e); or (ii) (x) a Company Third Party Acquisition Offer shall have been made to the Company and shall have become known publicly, (y) this Agreement shall have been terminated pursuant to Section 9.01(b), 9.01(c)(i) or 9.01(d)(i) (in each case, other than by reason of the failure of the conditions set forth in any of Sections 8.01(b),
(c) or (d) to be fulfilled or the failure of the conditions set forth in Section
8.03 to be fulfilled), or pursuant to Section 9.01(c)(ii) or 9.01(d)(ii) and (z) within 12 months after termination the Company shall have entered into an agreement with respect to, or consummated, any Company Third Party Acquisition (defined below), then, the Company shall pay to Buyer a fee equal to $2,250,000, in cash (the "TERMINATION FEE"), plus an amount, in cash (the "EXPENSE REIMBURSEMENT AMOUNT"), not to exceed $750,000, equal to all documented out-of-pocket expenses and fees incurred by Buyer (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to this Agreement, the Merger or the transactions contemplated by this Agreement. The Termination Fee and Expense Reimbursement Amount shall be paid by wire transfer of same day funds to an account designated by Buyer (x) in the case of Section 9.03(a)(i), upon termination of this Agreement, and (y) in the case of Section 9.03(a)(ii), upon the earlier of such entry into an agreement with respect to a Company Third Party Acquisition or such consummation of a Company Third Party Acquisition. It shall be a condition to termination of this Agreement by the Company pursuant to any paragraph of Section 9.01 that requires payment of the Termination Fee and Expense Reimbursement Amount upon termination pursuant thereto, that such payment has been made. In no event shall more than one Termination Fee be payable under this Article IX. As used in Section 9.03
(a)(ii)(z), a "COMPANY THIRD PARTY ACQUISITION" means (i) a transaction pursuant to any Company Third Party Acquisition Offer in which any third party acquires at least 40% of the outstanding shares of Company Common Stock by tender offer, exchange offer or otherwise, (ii) a merger or other business combination (other than with Buyer or Buyer Subsidiary) in which, immediately after giving effect thereto, shareholders other than the shareholders of the Company immediately prior thereto own at least 40% of the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any third party acquires assets of the Company having a fair market value equal to at least 40% of all of the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

            (b) (i) The existence of the right to receive payment pursuant to this Section 9.03 shall not constitute an election of remedies or in any way limit or impair a party's right to pursue any other remedy against the other party to which it may be entitled under this Agreement, at law or in equity, or otherwise; PROVIDED, HOWEVER, the successful exercise of the right under this
Section 9.03 shall constitute an election of remedies and shall preclude that party from any other remedy against the other party to which it may otherwise be entitled under this Agreement, at law or in equity or otherwise.

                  (ii) The parties agree that the agreements contained in this
Section 9.03 are an integral part of the transactions contemplated by the Agreement and are an inducement to Buyer to enter into this Agreement and not a penalty.

                  (iii) If the Company fails to pay promptly to Buyer any amount due under this Section 9.03, the Company shall pay the costs and expenses of Buyer (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime or base rate of Citibank, N.A., from the date such fee was required to be paid.


                                   ARTICLE X

                               GENERAL PROVISIONS

      Section 10.01 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Company Disclosure Schedule and the Buyer Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time.

      Section 10.02 AMENDMENT AND MODIFICATION. To the extent permitted by applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the Company Shareholders Meeting the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered from that provided for in this Agreement (including in Section 9.01(f)) without the approval of the shareholders of the Company.

      Section 10.03 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived in writing by the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.03.

      Section 10.04 EXPENSES. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring or required to pay such expenses as a matter of law, except (i) as otherwise provided in Section 9.03, and (ii) all expenses (excluding legal, accounting and other advisors' fees and expenses) incurred in connection with the preparation, printing, filing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by the Company and Buyer.

      Section 10.05 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Buyer nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other; PROVIDED, HOWEVER, that each of the Company and Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will advise the other parties to this Agreement and provide them with a reasonable period of time to comment before making the disclosure).

      Section 10.06 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper, or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement (subject to the Company's Board of Directors' and Buyer's Board of Directors' right to exercise in good faith its fiduciary duties as set forth in Section 7.01). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

      Section 10.07 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)         If to Buyer or Buyer Subsidiary, to it at:

                        Cantel Medical Corp.
                        Overlook at Great Notch
                        150 Clove Road - 9th Floor
                        Little Falls, NJ  07424

                        Telecopy: (973) 890-7270
                        Telephone: (973) 890-7220
                        Attention: James P. Reilly

                        with a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, NY  10004
                        Telecopy: (212) 859-8586
                        Telephone: (212) 859-8033
                        Attention: Gail Weinstein, Esq.

            (b)   If to the Company, to it at:

                        Minntech Corporation
                        14605 28th Avenue North
                        Minneapolis, MN  55447-4822
                        Telecopy:   (763) 553-2653
                        Telephone:  (763) 553-3300
                        Attention:  Barbara A. Wrigley
                        with a copy to:

                        Faegre & Benson LLP
                        2200 Wells Fargo Center
                        90 South Seventh Street
                        Minneapolis, MN  55402
                        Telecopy:  (612) 336-3026
                        Telephone:  (612) 336-3000
                        Attention:  Philip S. Garon, Esq.

      Section 10.08 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties. Except for the provisions of Sections 7.09 and 7.10, this Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

      Section 10.09 RULES OF INTERPRETATION. As used in this Agreement,

      (a) "INCLUDING" means "including without limitation";

      (b) "PERSON" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, and a government or any department or agency thereof;

      (c) "AFFILIATE" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act;

      (d) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the United States or the State of Minnesota or the State of New York;

      (e) all dollar amounts are expressed in United States funds;

      (f) the phrase "to the knowledge of the Company" or "to the knowledge of the Buyer," or any similar phrase, means the actual knowledge of one or more of the executive officers of the Company or Buyer, as the case may be; and

      (g) all references to statutes or regulations are deemed to refer to such statutes and regulations as amended from time to time or as superseded by comparable successor statutory provisions.

      Section 10.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (except to the extent such matter is the proper subject of the MBCA, in which event the laws of the State of Minnesota shall govern) without giving effect to conflict-of-laws principles.

      Section 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      Section 10.12 HEADINGS; INTERNAL REFERENCES. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.13 ENTIRE AGREEMENT. This Agreement, including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits, and the Company Confidentiality Agreement and the Buyer Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties in respect of the subject matter set forth herein, other than those expressly set forth or referred to in this Agreement, the Company Confidentiality Agreement or the Buyer Confidentiality Agreement.

      Section 10.14 SEVERABILITY. If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms hereof will continue in full force and effect and will in no way be affected, impaired, or invalidated.

      Section 10.15 EQUITABLE REMEDIES. The parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

      Section 10.16 DISCLOSURE SCHEDULES. Matters reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature that are not required to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. A disclosure made by the Company or Buyer in any Section of this Agreement or its Disclosure Schedule that is sufficient to reasonably inform the other of information required to be disclosed in another Section of this Agreement or the Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other Section of this Agreement or the Disclosure Schedule.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

CANTEL MEDICAL CORP.                         MINNTECH CORPORATION


By: /s/ James P. Reilly                     By:   /s/ William Hope
    ----------------------------------            -----------------------------
    Name:  James P. Reilly                         Name:  William Hope
    Title: President and Chief Executive           Title: Chairman of the Board
           Officer


CANOPY MERGER CORP.


By: /s/ Craig A. Sheldon
   -------------------------------------
   Name:  Craig A. Sheldon
   Title: Vice President

                             INDEX OF DEFINED TERMS


Term                                                                   Section

Adjustment Amount......................................................9.01(f)
Adjustment Election....................................................9.01(f)
Adjustment Notice......................................................9.01(f)
affiliate................................................................10.09
Aggregate Consideration................................................2.02(b)
Agreement.............................................................Preamble
Articles of Merger........................................................1.03
Average Buyer Closing Price............................................2.01(c)
Benefit Plan...........................................................3.15(a)
Blue Sky Laws..........................................................7.01(b)
business day.............................................................10.09
Buyer.................................................................Preamble
Buyer Balance Sheet....................................................4.05(c)
Buyer Common Stock.....................................................2.01(c)
Buyer Disclosure Schedule...........................................Article IV
Buyer Employee.........................................................4.07(k)
Buyer Employee Agreement...............................................4.15(a)
Buyer Employee Plan....................................................4.15(a)
Buyer Employee Plans...................................................4.15(a)
Buyer Evaluation Period................................................9.01(f)
Buyer Material Adverse Effect.............................................3.01
Buyer Material Contracts..................................................4.10
Buyer Products.........................................................4.18(a)
Buyer Proprietary Rights..................................................4.11
Buyer SEC Report.......................................................4.05(a)
Buyer SEC Reports......................................................4.05(a)
Buyer Shareholders Meeting.............................................7.01(a)
Buyer Shares...........................................................2.02(b)
Buyer Stockholder Agreement............................................7.01(a)
Buyer Subsidiary......................................................Preamble
Cash Consideration.....................................................2.01(c)
CERCLIS................................................................3.16(e)
Closing...................................................................1.02
Closing Date..............................................................1.02
Code...................................................................2.02(g)
Commitment.............................................................4.22(a)
Committee..............................................................2.02(i)
Company...............................................................Preamble
Company Affiliates........................................................7.17
Company Balance Sheet..................................................3.05(c)
Company Certificates...................................................2.01(e)
Company Common Stock...................................................2.01(a)


Company Confidentiality Agreement......................................7.02(a)
Company Disclosure Schedule........................................Article III
Company Employee.......................................................3.07(k)
Company Employee Agreement.............................................3.15(a)
Company Employee Plan..................................................3.15(a)
Company Employee Plans.................................................3.15(a)
Company Evaluation Period..............................................9.01(f)
Company Material Adverse Effect...........................................3.01
Company Material Contracts................................................3.10
Company Option Plan....................................................2.02(i)
Company Option Plans...................................................2.02(i)
Company Products.......................................................3.18(a)
Company Proprietary Rights................................................3.11
Company SEC Report.....................................................3.05(a)
Company SEC Reports....................................................3.05(a)
Company Shareholders Meeting...........................................7.01(a)
Company Stock Option...................................................2.02(i)
Company Stock Purchase Plan............................................2.02(i)
Company Superior Third Party Acquisition Offer.........................7.02(a)
Company Third Party Acquisition...........................................9.03
Company Third Party Acquisition Offer..................................7.02(a)
Consents..................................................................7.08
Constituent Corporations..............................................Preamble
Determination Date.....................................................2.01(c)
DGCL...................................................................8.01(a)
Dissenting Shares......................................................2.01(e)
DOL....................................................................3.15(a)
Effective Time............................................................1.03
End Date...............................................................9.01(b)
Environmental Law......................................................3.16(a)
Environmental Matter...................................................3.16(a)
Environmental Permits.................................................3.16(b))
ERISA..................................................................3.15(a)
ERISA Affiliate........................................................3.15(o)
ESPP Option............................................................2.02(i)
Exchange Act..............................................................3.04
Exchange Agent.........................................................2.02(a)
Exchange Ratio.........................................................2.01(c)
Expense Reimbursement Amount...........................................9.03(a)
FDA....................................................................3.18(a)
GAAP...................................................................3.05(b)
Hazardous Substance....................................................3.16(a)
including................................................................10.09
Injunction.............................................................8.01(d)
Intention Notice.......................................................9.01(e)
IRS....................................................................3.15(a)


Joint Proxy Statement..................................................7.01(b)
Material Adverse Effect...................................................3.01
MBCA......................................................................1.03
Merger................................................................Recitals
Merger Consideration...................................................2.01(c)
NASDAQ.................................................................2.01(c)
Outstanding Shares.....................................................2.01(c)
PBGC...................................................................3.15(e)
Pension Plan...........................................................3.15(a)
Permitted Investments..................................................2.02(a)
person...................................................................10.09
Pre-1996 Option.........................................................202(i)
Proprietary Rights........................................................3.11
Registration Statement.................................................7.01(b)
Rights....................................................................3.02
Rights Agreement..........................................................3.02
SEC....................................................................3.05(a)
Securities Act.........................................................3.05(a)
Series A Preferred Stock..................................................3.02
Shareholder Meetings...................................................7.01(a)
Significant Buyer Stockholders.........................................7.01(a)
Stock Consideration....................................................2.01(b)
Stock Issuance.........................................................7.01(c)
Subsidiary................................................................3.01
Surviving Corporation.....................................................1.01
Surviving Corporation Material Adverse Effect.............................3.01
Tax Return.............................................................3.08(a)
Taxes..................................................................3.08(a)
Termination Fee........................................................9.03(a)
Termination Notice.....................................................9.01(f)
Welfare Plan...........................................................3.15(a)

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              MINNTECH CORPORATION

                        ---------------------------------

                                    ARTICLE I

      The name of this Corporation is Minntech Corporation.

                                   ARTICLE II

      The registered office of this Corporation is: c/o CT Corporation System Inc., 405 Second Avenue, South, Minneapolis, MN 55401. The name of its registered agent at such address is CT Corporation System Inc.

                                   ARTICLE III

      The Corporation is authorized to issue an aggregate of 7,000,000 shares, all of which shall be designated Common Stock, having a par value of $.01 per share.

                                   ARTICLE IV

      No shareholder of this Corporation shall have any cumulative voting rights.

                                    ARTICLE V

      No shareholder of this Corporation shall have any preemptive rights by virtue of Section 302A.413 of the Minnesota Statutes (or any similar provisions of future law) to subscribe for, purchase or acquire (i) any shares of this Corporation of any class or series, whether unissued or now or hereafter authorized, or (ii) any obligations or other securities convertible into or exchangeable for (or that carry any other right to acquire) any such shares, securities or obligations, or (iii) any other rights to purchase any such shares, securities or obligations. This Corporation shall have the power, however, in its discretion to grant such rights by agreement or other instrument to any person or persons (whether or not they are shareholders).

                                   ARTICLE VI

      Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                   ARTICLE VII

      No director of this Corporation shall be personally liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to this Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                                                     EXHIBIT A-1




--------------------------------------------------------------------------------



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       Of

                              MINNTECH CORPORATION



--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                              MINNTECH CORPORATION

                          -----------------------------

                                TABLE OF CONTENTS


SHAREHOLDERS                                                                 1

SECTION 1.01   PLACE OF MEETINGS.............................................1
SECTION 1.02   REGULAR MEETINGS..............................................1
SECTION 1.03   SPECIAL MEETINGS..............................................1
SECTION 1.04   MEETINGS HELD UPON SHAREHOLDER DEMAND.........................1
SECTION 1.05   ADJOURNMENTS..................................................2
SECTION 1.06   NOTICE OF MEETINGS............................................2
SECTION 1.07   WAIVER OF NOTICE..............................................2
SECTION 1.08   VOTING RIGHTS.................................................2
SECTION 1.09   PROXIES.......................................................2
SECTION 1.10   QUORUM........................................................3
SECTION 1.11   ACTS OF SHAREHOLDERS..........................................3
SECTION 1.12   ACTION WITHOUT A MEETING......................................3

DIRECTORS                                                                    3

SECTION 2.01   NUMBER; QUALIFICATIONS........................................3
SECTION 2.02   TERM..........................................................3
SECTION 2.03   VACANCIES.....................................................4
SECTION 2.04   PLACE OF MEETINGS.............................................4
SECTION 2.05   REGULAR MEETINGS..............................................4
SECTION 2.06   SPECIAL MEETINGS..............................................4
SECTION 2.07   WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS...............4
SECTION 2.08   QUORUM........................................................4
SECTION 2.09   ACTS OF BOARD.................................................5
SECTION 2.10   PARTICIPATION BY ELECTRONIC COMMUNICATIONS....................5
SECTION 2.11   ABSENT DIRECTORS..............................................5
SECTION 2.12   ACTION WITHOUT A MEETING......................................5
SECTION 2.13   COMMITTEES....................................................5
SECTION 2.14   SPECIAL LITIGATION COMMITTEE..................................6
SECTION 2.15  COMPENSATION...................................................6

OFFICERS                                                                     6

SECTION 3.01   NUMBER AND DESIGNATION........................................6
SECTION 3.02   CHIEF EXECUTIVE OFFICER.......................................6


SECTION 3.03   CHIEF FINANCIAL OFFICER.......................................6
SECTION 3.04   PRESIDENT.....................................................7
SECTION 3.05   VICE PRESIDENTS...............................................7
SECTION 3.06   SECRETARY.....................................................7
SECTION 3.07   TREASURER.....................................................7
SECTION 3.08   AUTHORITY AND DUTIES..........................................7
SECTION 3.09   TERM..........................................................7
SECTION 3.10   SALARIES......................................................8

INDEMNIFICATION                                                              8

SECTION 4.01   INDEMNIFICATION...............................................8
SECTION 4.02   INSURANCE.....................................................8

SHARES                                                                       8

SECTION 5.01   CERTIFICATED AND UNCERTIFICATED SHARES........................8
SECTION 5.02   DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS..............9
SECTION 5.03   TRANSFER OF SHARES............................................9
SECTION 5.04   RECORD DATE...................................................9

MISCELLANEOUS                                                                9

SECTION 6.01   EXECUTION OF INSTRUMENTS......................................9
SECTION 6.02   ADVANCES.....................................................10
SECTION 6.03   CORPORATE SEAL...............................................10
SECTION 6.04   FISCAL YEAR..................................................10
SECTION 6.05   AMENDMENTS...................................................10


      This Table of Contents is not part of the Amended and Restated By-Laws of the Corporation. It is intended merely to aid in the utilization of the Amended and Restated By-Laws.

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                              MINNTECH CORPORATION

                                  SHAREHOLDERS

            SECTION 1.01 PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

            SECTION 1.02 REGULAR MEETINGS. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

            SECTION 1.03 SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by shareholders holding not less than 25 percent of the voting power of all shares of the Corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

            SECTION 1.04 MEETINGS HELD UPON SHAREHOLDER DEMAND. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this

Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

            SECTION 1.05 ADJOURNMENTS. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the adjourned meeting is to be held not more than 120 days after the date fixed for the original meeting and the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

            SECTION 1.06 NOTICE OF MEETINGS. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section
1.05 or as otherwise permitted by law. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

            SECTION 1.07 WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

            SECTION 1.08 VOTING RIGHTS. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

            Subdivision 2. The Board of Directors may fix, or authorize an officer to fix, a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

            SECTION 1.09 PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy, signed by the shareholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective. Any copy, facsimile, telecommunication or other reproduction of the original of the writing may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

            SECTION 1.10 QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

            SECTION 1.11 ACTS OF SHAREHOLDERS. Subdivision 1. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

            Subdivision 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

            SECTION 1.12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                                    DIRECTORS

            SECTION 2.01 NUMBER; QUALIFICATIONS. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the Corporation shall be managed by or under the direction of a Board of one or more directors. Directors shall be natural persons. The number of directors to constitute the Board shall be determined from time to time by resolution of the Board. Directors need not be shareholders.

            SECTION 2.02 TERM. Each director shall serve for an indefinite term that expires at the next regular meeting of the shareholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

            SECTION 2.03 VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

            SECTION 2.04 PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

            SECTION 2.05 REGULAR MEETINGS. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

            SECTION 2.06 SPECIAL MEETINGS. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

            SECTION 2.07 WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

            Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

            SECTION 2.08 QUORUM. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

            SECTION 2.09 ACTS OF BOARD. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of the greater of (a) a majority of the directors present at a duly held meeting at the time the action is taken or (b) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting.

            SECTION 2.10 PARTICIPATION BY ELECTRONIC COMMUNICATIONS. A director may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

            SECTION 2.11 ABSENT DIRECTORS. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

            SECTION 2.12 ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

            SECTION 2.13 COMMITTEES. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section
2.14 or otherwise provided by law.

            Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

            Subdivision 3. Section 2.04 and Sections 2.06 to 2.12 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

            Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

            SECTION 2.14 SPECIAL LITIGATION COMMITTEE. Pursuant to the procedure set forth in Section 2.13, the Board may establish a committee composed of one or more independent directors or other independent persons to determine whether it is in the best interests of the Corporation to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued. The committee, once established, is not subject to the direction or control of, or (unless required by law) termination by, the Board. To the extent permitted by law, a vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

            SECTION 2.15 COMPENSATION. The Board may fix the compensation, if any, of directors.

                                    OFFICERS

            SECTION 3.01 NUMBER AND DESIGNATION. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

            SECTION 3.02 CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board; (c) shall see that all orders and resolutions of the Board are carried into effect;
(d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

            SECTION 3.03 CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

            SECTION 3.04 PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

            SECTION 3.05 VICE PRESIDENTS. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

            SECTION 3.06 SECRETARY. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

            SECTION 3.07 TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

            SECTION 3.08 AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

            SECTION 3.09 TERM. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

            Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

            Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

            Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

            SECTION 3.10 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

                                 INDEMNIFICATION

            SECTION 4.01 INDEMNIFICATION. The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

            SECTION 4.02 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                     SHARES

            SECTION 5.01 CERTIFICATED AND UNCERTIFICATED SHARES. Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

            Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

            Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

            Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

            SECTION 5.02 DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

            SECTION 5.03 TRANSFER OF SHARES. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

            SECTION 5.04 RECORD DATE. The Board of Directors may fix, or authorize an officer to fix, a time not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

                                  MISCELLANEOUS

            SECTION 6.01 EXECUTION OF INSTRUMENTS. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

            Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

            SECTION 6.02 ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

            SECTION 6.03 CORPORATE SEAL. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                           "Corporate Seal Minnesota".

            SECTION 6.04 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

            SECTION 6.05 AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.

                                                                       EXHIBIT B

                      [LETTERHEAD OF MINNTECH CORPORATION]

                                                                        [Date]
Cantel Medical Corp.
Overlook at Great Notch
150 Clove Road--9th Floor
Little Falls, NJ 07424



      Ladies and Gentlemen:



      The following persons may be deemed to be "affiliates" of Minntech Corporation, a Minnesota corporation (the "Company"), subject to Rule 145 under the Securities Act of 1933 on the date the adoption of the Merger (as defined in the Agreement and Plan of Merger dated as of May 30, 2001 among the Company, Cantel Medical Corp., a Delaware corporation ("Cantel"), and Canopy Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Cantel) is submitted for a vote of the shareholders of the Company:

                        ----------------------

                        ----------------------

                        ----------------------

                        ----------------------

                        ----------------------

                        ----------------------

                        ----------------------

                                    Very truly yours,

                                    Minntech Corporation


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C

AFFILIATE'S LETTER
Minntech Corporation

                                                                  [Date]

Minntech Corporation
14605 28th Avenue North
Minneapolis, MN  55447

Cantel Medical Corp.
Overlook at Great Notch
150 Clove Road -9th Floor
Little Falls, NJ  07424

Ladies and Gentlemen:

      The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Minntech Corporation, a Minnesota corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of May 30, 2001 (the "Agreement") among the Company, Cantel Medical Corp., a Delaware corporation ("Cantel"), and Canopy Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Cantel ("Merger Subsidiary"), Merger Subsidiary will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger").

      As a result of the Merger, the undersigned will receive shares of common stock, par value $0.10 per share, of Cantel (the "Cantel Common Stock") in exchange for shares owned by the undersigned of common stock, par value $0.05 per share, of the Company (the "Company Common Stock").

      The undersigned represents, warrants and covenants to Cantel and the Company that as of the date the undersigned receives any Cantel Common Stock as a result of the Merger:

      A. The undersigned shall not make any sale, transfer or other disposition of the Cantel Common Stock in violation of the Act or the Rules and Regulations.

      B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Cantel Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

      C. The undersigned has been advised that the issuance of Cantel Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not sell, transfer or otherwise dispose of the Cantel Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Cantel, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act. In the event of a sale or other disposition of Cantel Common Stock other than pursuant to an effective registration statement under the Act, the undersigned will supply Cantel with evidence of compliance with Rule 145, in the form of a letter in the form of Annex A hereto or the opinion of counsel or "no action letter" referred to above. The undersigned understands that Cantel may instruct its transfer agent to withhold the transfer of any Cantel Common Stock disposed of by it, but that upon receipt of such letter or opinion or "no action letter" the transfer agent shall effectuate the transfer of such Cantel Common Stock indicated as sold in the letter or sold in accordance with that opinion or "no action letter".

      D. The undersigned understands that Cantel is under no obligation to register the sale, transfer or other disposition of the Cantel Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned to be made in compliance with an exemption from such registration.

      E. The undersigned also understands that there will be placed on any certificates for the Cantel Common Stock issued to the undersigned a legend stating in substance:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CANTEL MEDICAL CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CANTEL."

      F. The undersigned also understands that unless a sale or transfer by the undersigned of the undersigned's Cantel Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Cantel reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

      It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act, (ii) Cantel has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Cantel, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, (iii) the undersigned is not an affiliate of Cantel and one year shall have elapsed from the date the undersigned acquired the shares of Cantel Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, or
(iv) the undersigned is not, and has not been for at least three months, an affiliate of Cantel and two years shall have elapsed from the date the undersigned acquired the shares of Cantel Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned.

      G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Cantel, the Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

      H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Cantel and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

      Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          By:
                                             ------------------------------
                                             Name:


Accepted this ..... day of

 ............, 20...


Cantel Medical Corp.



By:
   ------------------------------
   Name:
   Title:

                                     Annex A

                                  To Exhibit B

                                                                        [Date]

Cantel Medical Corp.
Overlook at Great Notch
150 Clove Road, 9th Floor
Little Falls, NJ 07424


Attention:



      On ..................., I sold the securities (the "Securities") of
Cantel Medical Corp. ("Cantel") described below in the space provided for that purpose. The Securities were received by me in connection with the merger of Canopy Merger Corp. with and into Minntech Corporation.

      Based upon the most recent report or statement filed by Cantel with the Securities and Exchange Commission, the Securities were sold by me in conformity with Rule 145 promulgated under the Securities Act of 1933 (the "Act").

                                    Very truly yours,



                                     [Name]

            [Spaces to be provided for description of Securities]